UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GAMCO Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO INVESTORS, INC.

One Corporate Center

Rye, New York 10580
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 6, 2011
________________

We cordially invite you to attend the Annual Meeting of Shareholders of GAMCO Investors, Inc. at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830, on Friday, May 6, 2011, at 8:30 a.m.  At the meeting, we will ask shareholders to:

1.	To elect seven directors to the Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

3.	To hold an advisory vote on the named executive officer compensation;

4.	To hold an advisory vote on the frequency of the advisory vote on the named executive officer compensation;

5.	To re-approve the amended and restated Employment Agreement with Mario J. Gabelli, the Company’s Chairman and Chief Executive Officer;

6.
To vote on whether our Board of Directors should consider the conversion and reclassification of our shares of Class B Common Stock into Class A Common Stock at a ratio in the range between 1.10 to 1.20 shares of Class A Common Stock for each share of Class B Common Stock; and

7.	To vote on any other business that properly comes before the meeting.

At the meeting, we will also review our 2010 financial results and outlook for the future and will answer your questions.

On May 24, 2010, our Board of Directors amended the Company’s advance notice By-Law regarding shareholder nominations of directors to provide that advance notice of shareholder nominations be provided to the Company not less than 90 days nor more than 120 days prior to the anniversary date of the preceding annual meeting of shareholders and specifies additional information that stockholders of the Company must provide in connection with such advance notice.  A copy of the amended advance notice By-Law is included as Exhibit A to the Proxy Statement.

Shareholders of record at the close of business on March 31, 2011 are entitled to vote at the meeting or any adjournments or postponements thereof.  Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

We encourage all shareholders to attend the meeting.

          By Order of the Board of Directors

          CHRISTOPHER J. MICHAILOFF
          Acting Secretary

April 4, 2011

TABLE OF CONTENTS

PROPOSAL 1 ELECTION OF DIRECTORS...	3
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.............................................................................................................	5
PROPOSAL 3 ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION................................................................................................................................................	5
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION.....................................	6
PROPOSAL 5 RE-APPROVAL OF THE AMENDED EMPLOYMENT AGREEMENT WITH MARIO J.GABELLI..................................................................................................................	6
PROPOSAL 6 VOTE ON BOARD CONSIDERATION OF RECLASSIFICATION OF CLASS B STOCK....................................................................................................................................	7
CORPORATE GOVERNANCE...	9
INFORMATION REGARDING EXECUTIVE OFFICERS...	15
COMPENSATION OF EXECUTIVE OFFICERS...	16
Compensation Discussion and Analysis...	16
REPORT OF THE COMPENSATION COMMITTEE...	17
Summary Compensation Table for 2010...	18
CERTAIN OWNERSHIP OF OUR STOCK...	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................................................................................................................................................................................	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................................................................................................................................................	25
REPORT OF THE AUDIT COMMITTEE...	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...	28
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING..............................................................................................................................................................................................	29
OTHER MATTERS...	29

GAMCO INVESTORS, INC.

One Corporate Center

Rye, New York 10580
________________

PROXY STATEMENT
________________

ANNUAL MEETING OF SHAREHOLDERS
________________

May 6, 2011
________________

INTRODUCTION; PROXY VOTING INFORMATION

Unless we have indicated otherwise, or the context otherwise requires, references in this report to “GAMCO Investors, Inc.,” “GAMCO,” “the Company,” “GBL,” “we,” “us” and “our” or similar terms are to GAMCO Investors, Inc., its predecessors and its subsidiaries.

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of GAMCO for use at our 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830, on Friday, May 6, 2011, at 8:30 a.m. and at any adjournments or postponements thereof. The purpose of the meeting is to elect directors, ratify the appointment of the Company’s independent registered public accounting firm, hold advisory votes on executive compensation and the frequency of the advisory votes on executive compensation, vote on a proposal that the Board consider converting our Class B Common Stock into Class A Common Stock, to re-approve the amended and restated employment agreement with Mario J. Gabelli and act upon any other matters properly brought to the meeting. We are sending you this proxy statement, the proxy card, and our annual report on Form 10-K (containing our financial statements and other financial information for the year ended December 31, 2010) on or about April 19, 2011.  The annual report on Form 10-K, however, is not part of the proxy solicitation materials.

Shareholders of record at the close of business on March 31, 2011, the record date for the 2011 Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On this record date, we had outstanding 6,874,265 shares of Class A Common Stock, par value $.001 per share (“Class A Stock”), and 20,190,140 shares of Class B Common Stock, par value $.001 per share (“Class B Stock”).

The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 31, 2011 shall constitute a quorum for the transaction of business at the Annual Meeting. The Class A Stock and Class B Stock vote together as a single class on all matters with the exception of Proposal 6 which will be determined by a majority of the shares of Class A Stock voted at the meeting.  Each share of Class A Stock is entitled to one vote per share, and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes cast at the Annual Meeting by the holders of Class A Stock and Class B Stock outstanding on March 31, 2011, voting together as a single class, are elected to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified. Any other matters, other than the advisory vote on the frequency of the advisory vote on the named executive officer compensation, will be determined by a majority of the votes cast at the Annual Meeting. The advisory vote on the frequency of the advisory vote on the named executive officer compensation will be decided by a plurality of votes cast. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast or on any matter. Accordingly, abstentions and broker non-votes will have no effect on the proposal to ratify Deloitte & Touche LLP as GAMCO’s independent registered public accounting firm, the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, the re-approval of the amended and restated employment agreement with Mario J. Gabelli or the proposal that the Board consider converting our Class B Common Stock into Class A Common Stock.

We will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date and we will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other means but will not receive additional compensation.

If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement and our 2010 Annual Report to multiple shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2010 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, or who wishes to receive directions to the 2011 Annual Meeting, should submit this request by writing to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422 or by calling him at (914) 921-5000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

The Board of Directors has selected each of Mario J. Gabelli, Douglas R. Jamieson and Christopher J. Michailoff to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Gabelli, Jamieson and Michailoff as your representatives at the meeting. You may revoke your proxy at any time before the meeting by delivering a letter of revocation to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422, by properly submitting another proxy bearing a later date or by voting in person at the meeting. The last proxy you properly submit is the one that will be counted.

AVAILABILITY OF ANNUAL REPORT AND PROXY MATERIALS ON THE INTERNET

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 6, 2011.

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2010 are available free of charge on the following website: www.gabelli.com/10k/.

GAMCO makes available free of charge through its website, at www.gabelli.com, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (“SEC”). Copies of certain of these documents may also be accessed electronically by means of the SEC’s home page at www.sec.gov.  GAMCO also makes available on its website at www.gabelli.com/corp_gov.html the charters for the Audit Committee, Compensation Committee and Nominating Committee, and its Code of Business Conduct, as well as its Corporate Governance Guidelines and its By-Laws.  Print copies of these documents are available upon written request to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1422.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s directors are as follows (ages are as of March 31, 2011):

Name	Age	Position

Mario J. Gabelli	68	Chairman, Chief Executive Officer, Chief Investment Officer – Value Portfolios
Edwin L. Artzt	80	Director
Raymond C. Avansino, Jr.	67	Director
Richard L. Bready	66	Director
Eugene R. McGrath	69	Director
Robert S. Prather, Jr.	66	Director
Elisa M. Wilson	38	Director

Our Nominating Committee recommended, and the Board approved, the nomination of each of the current directors for election to the Board to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.  Directors who receive a plurality of the votes cast at the meeting shall be elected. Each of the nominees have consented to being named in the proxy statement and to serve if elected.

All properly executed proxies received in time to be tabulated for the meeting will be voted “FOR” the election of the nominees named below, unless otherwise indicated on the proxy. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies may be voted FOR the election of a replacement designated by the Board of Directors.

 The Nominees

The following are brief biographical sketches of the seven nominees. All of the nominees are currently directors.  Unless otherwise noted, the nominated directors have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

The Board believes that each of the below persons possesses the necessary attributes, skills, qualifications and experiences that would be appropriate for them to serve as directors of the Company.  Our directors have held senior positions as leaders of various entities, demonstrating their ability to perform at the highest levels.  The expertise and experience of our directors enables them to provide sound judgment concerning the issues facing the Company.

The Board of Directors has proposed all of the following nominees:

Mario J. Gabelli has served as Chairman, Chief Executive Officer, Chief Investment Officer — Value Portfolios and a director of the Company since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by the Company and its affiliates (“Gabelli Funds”). Mr. Gabelli also serves as the Chief Executive Officer and Chief Investment Officer of the Value Team of GAMCO Asset Management Inc., the Company’s wholly owned subsidiary.  Mr. Gabelli has been a portfolio manager for Teton Advisors, Inc. since 1998 through the present, an asset management company which was spun-off from the Company in March 2009.  Mr. Gabelli has served as Chairman of LICT Corporation (“LICT”), a public company engaged in broadband transport and other services, from 2004 to present and has been the Chief Executive Officer of LICT since 2010, director of CIBL, Inc., a holding company with operations in broadcasting and wireless telecommunications, from 2007 to present and Chairman and Chief Executive Officer of Morgan Group Holdings, Inc., a public holding company, from 2001 to present.  Mr. Gabelli has been a director of RLJ Acquisition, Inc., since November 2010, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  In addition, Mr. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc., a private company which owns a majority of our Class B Stock, and the Chairman of MJG Associates, Inc., which acts as an investment manager of various investment funds and other accounts. Mr. Gabelli serves as Overseer of Columbia University Graduate School of Business and Trustee of Boston College and Roger Williams University. He also serves as Director of The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation and The Foundation for Italian Art & Culture.  He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust.

The Board believes that Mr. Gabelli’s qualifications to serve on the Company’s Board of Directors include his over thirty years of experience with the Company; his control of the Company through his ownership as the majority shareholder; his position as the senior executive officer of the Company and his direct responsibility for serving as the Chief Investment Officer of the Value Portfolios accounting for approximately 83.9% of the Company’s assets under management as of December 31, 2010.

Edwin L. Artzt has been a director of the Company since May 2004. Mr. Artzt previously served as a senior advisor to GGCP, Inc. from September 2003 to December 2008 and was a senior advisor to Kohlberg, Kravis, Roberts & Co., a private equity firm, from April 2001 to April 2008. He was the Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company, a global manufacturer of consumer products, from 1990 until 1995. He also served as the senior director of Barilla S.p.A. Italy from 1995 until 1998. Mr. Artzt was a director of American Express from 1991 to 2002, Delta Airlines from 1990 to 2002 and GTE from 1992 to 2002.

The Board believes that Mr. Artzt’s qualifications to serve on the Board of Directors include his former position as a Chairman and Chief Executive Officer of The Procter & Gamble Company and his position as a director or an adviser to other public and private companies.

Raymond C. Avansino, Jr. has been a director since January 2008. Mr. Avansino has been the Chairman of the Board and Chief Executive Officer of The E. L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982.  He is counsel to the Nevada law firm of Avansino, Melarkey, Knobel and Mulligan, a firm he founded in 1973.  Mr. Avansino is the Chairman and President of Miami Oil Producers, Inc., a private corporation with investments in oil and gas properties, real properties and securities.  He served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996 and was a member of the Nevada Gaming Commission from 1981 to 1984.  Mr. Avansino serves as a Commissioner of the Nevada State Athletic Commission.  Mr. Avansino was also a director of the Company from 2000 to 2006.

The Board believes that Mr. Avansino’s qualifications to serve on the Board of Directors include his former position as the President and Chief Operating Officer of Hilton Hotels Corporation, his current position as the Chairman and Chief Executive Officer of a private charitable trust and his position as a lawyer with an advanced tax degree.

Richard L. Bready has been a director of the Company since May 2006. Mr. Bready has been Chairman and Chief Executive Officer of Nortek, Inc., a manufacturer and distributor of building products for residential and commercial applications, since December 1990. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was appointed Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors/Trustees of Professional Facilities Management, Inc., Newport International Film Festival, Providence Performing Arts Center, Rhode Island Public Expenditure Council (RIPEC), the National Conference of Christians and Jews, the YMCA of Greater Providence, Saint Anselm College, Johnson & Wales University, Chairman of Roger Williams University and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready has also served as a director of the Bank RI since 2007 and Bancorp Rhode Island, Inc. since 2007 and is on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive Forum and Audit Committee of Northeastern University. Mr. Bready is a Corporation Member of Rhode Island Hospital.  Nortek, Inc. filed for a prepackaged bankruptcy on October 21, 2009 and emerged from bankruptcy on December 17, 2009.

The Board believes that Mr. Bready’s qualifications to serve on the Board of Directors include his position as a Chairman and Chief Executive Officer of Nortek, Inc. and his position as a director to other public companies and charitable organizations.

Eugene R. McGrath has been a director of the Company since January 2007. Mr. McGrath served as Chairman, President and Chief Executive Officer of Consolidated Edison, Inc. (“Con Ed”), a public utility company, from October 1997 until September 2005 and Chairman until February 2006. He served as Chairman and Chief Executive Officer of Con Ed’s subsidiary, Consolidated Edison Company of New York, Inc., from September 1990 until February 2006.  Mr. McGrath has been a director of Con Ed since 1989, AEGIS Insurance Services since 2003 and Sensus since 2010 and was a director of Schering-Plough from 2000 to 2009 and Atlantic Mutual from 1996 to 2008.

The Board believes that Mr. McGrath’s qualifications to serve on the Board of Directors include his former position as a Chairman, President and Chief Executive Officer of Con Edison and his position as a director to other public companies.

Robert S. Prather, Jr. has been a director of the Company since May 2004 and serves as the lead independent director. Mr. Prather has been the President and Chief Operating Officer of Gray Television, Inc., a television broadcast company, since September 2002. He was an Executive Vice President of Gray Television from 1996 until September 2002. Mr. Prather is also a director of Gray Television, Inc. He has served as Chairman of the Board at Southern Community Newspapers, Inc., a publishing and communication company, since December 2005.  Mr. Prather served as Chief Executive Officer and director of Bull Run Corporation, a sports and affinity marketing and management company, from 1992 until its merger into Triple Crown Media, Inc. in December 2005. Mr. Prather has served as a director of: the Georgia World Congress Center since 1993, Draper Holdings Business Trust since 2008, Enterprise Bank since 2007, and Gaylord Entertainment Company, a hospitality and entertainment company, since 2009.  Mr. Prather has also been a member of the advisory board of Swiss Army Brands, Inc. since 1995.

The Board believes that Mr. Prather’s qualifications to serve on the Board of Directors include his position as President and Chief Operating Officer of Gray Television, Inc. and his position as a director to other public and private companies.

Elisa M. Wilson has been a director of the Company since February 2009.  Ms. Wilson is President and a trustee of the Gabelli Foundation, Inc., a Nevada private charitable trust. She earned a BA from Boston College and a MA/EDM from Columbia University.  Ms. Wilson has been a professional staff member of GAMCO since 1999 but has been on an unpaid leave for several years.  Ms. Wilson is the daughter of Mario Gabelli.

The Board believes that Ms. Wilson’s qualifications to serve on the Board of Directors include her position as the President and trustee of the Gabelli Foundation, Inc. and her previous positions with the Company.

 Recommendation

The Board recommends that shareholders vote “FOR” all of the nominees to our Board of Directors.

 Vote Required

Nominees who receive a plurality of the votes cast will be elected to serve as Directors of the Company until the 2012 Annual Meeting or until their successors are duly elected and qualified.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants.  In accordance with our governance documents, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance.  In the event that the shareholders do not approve the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.

 Recommendation

The Board recommends that shareholders vote “FOR” ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ended December 31, 2011.

 Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

PROPOSAL 3
ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with rules promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Company is providing shareholders with the opportunity to cast an advisory vote on named executive officer compensation.

The Company’s goal for its executive compensation program is to attract, motivate and retain talented persons.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long term interests.  The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

The Company requests shareholders approval of the compensation of the Company’s named executive officers as disclosed pursuant to SEC compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

As an advisory vote, this proposal is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinion expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the named executive officers.

 Recommendation

The Board recommends that shareholders vote “FOR” the compensation of the Company’s named executive compensation.

 Vote Required

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON
THE NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders have an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its named executive officer compensation at every annual meeting, at every second annual meeting or every third annual meeting of shareholders. Shareholders may vote at this Annual Meeting on the frequency with which the Company should conduct an advisory vote on the named executive officer compensation as described in the “Compensation Discussion and Analysis” section of the Proxy Statement for that meeting every one, two or three years, or abstain from voting on this proposal. The advisory vote is non-binding, but the Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on its named executive officer compensation.

 Recommendation

The Board of Directors recommends that shareholders Vote for the option of “THREE YEARS” as the frequency with which shareholders are provided an advisory vote on the compensation of its named executive officers included in the Company’s proxy statement.

 Vote Required

Approval of Proposal 4 requires the affirmative vote of a plurality of the shares present or represented by proxy and voting at the Annual Meeting.

PROPOSAL 5
RE-APPROVAL OF THE AMENDED EMPLOYMENT AGREEMENT
WITH MARIO J. GABELLI

Shareholders are asked to re-approve the amended and restated Employment Agreement with Mr. Gabelli (“Amended Employment Agreement”) that was entered into in February 2008.  In November 30, 2007, our shareholders approved the Amended Agreement by 99.9% of the votes cast or 210,128,528 votes.  A copy of the Amended Employment Agreement is attached to this proxy statement as Exhibit B and incorporated herein.  The summary below is qualified by reference to the Amended Employment Agreement.

Mr. Gabelli’s Initial Employment Agreement

Prior to our initial public offering in February 1999, the Company entered into an Employment Agreement (“Initial Employment Agreement”) with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as well as an executive for certain subsidiaries and portfolio manager for certain mutual funds and separate accounts. Mr. Gabelli agreed that while he was employed by us, he would not provide investment management services outside of the Company, except for certain permitted accounts.  The Initial Employment Agreement could not be amended without the approval of the Compensation Committee.

Pursuant to the Initial Employment Agreement, Mr. Gabelli received an incentive-based management fee in the amount of 10% of the Company’s aggregate pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he was an executive of the Company and devoted the substantial majority of his working time to our business. This incentive-based management fee was subject to the Compensation Committee’s review at least annually for compliance with its terms.

Under the Initial Employment Agreement and consistent with the Company’s practice since its inception in 1977, Mr. Gabelli also received a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts and alternative investment funds, and (iv) or otherwise generating revenues for the Company.   Such payments were made in a manner and at rates as agreed to from time to time by the Company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to our institutional and high net worth asset management, mutual fund advisory and brokerage business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net operating contribution.

Mr. Gabelli’s Existing Employment Agreement

In 2007, the Company’s Compensation Committee and Mr. Gabelli agreed to terms of the Amended Employment Agreement. Our shareholders approved the Amended Employment Agreement in November 2007 and Mr. Gabelli and the Company signed the Amended Employment Agreement in February 2008. The Amended Employment Agreement modified Mr. Gabelli’s previous employment agreement primarily by (i) eliminating outdated provisions, clarifying certain language and reflecting our name change; (ii) revising the term of the Employment Agreement from an indefinite term to a three-year initial term that automatically extends the initial term for an additional year on each anniversary of the Employment Agreement’s effective date unless either party gives written notice at least 90 days in advance of the expiration date; (iii) allowing for services to be performed for former subsidiaries that are spun off to shareholders or otherwise cease to be subsidiaries in similar transactions; (iv) allowing new investors in the permitted outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to us; (v) allowing for the management fee to be paid directly to Mr. Gabelli or to an entity designated by him; and (vi) adding certain language to ensure that the Amended Employment Agreement complies with Section 409A of the Internal Revenue Code.  The other substantive provisions of the Initial Employment Agreement with Mr. Gabelli remained the same in the Amended Employment Agreement.

While the terms of the Amended Employment Agreement do not require shareholder re-approval, our Board believes that our shareholders should be offered the ability to vote on Mr. Gabelli’s Amended Employment Agreement.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” the re-approval of the Amended Employment Agreement with Mr. Gabelli.

Required Vote

Approval requires the affirmative vote of a majority of the votes present and or represented by proxy and voting at the Annual Meeting.

PROPOSAL 6
VOTE ON BOARD CONSIDERATION OF RECLASSIFICATION OF CLASS B STOCK

Holders of our Class A Stock are asked to vote on whether the Board should consider the conversion and reclassification of all of our shares of Class B Stock into shares of Class A Stock at a ratio in the range between 1.10 to 1.20 shares of Class A Stock for each share of Class B Stock (the “Reclassification Proposal”). Our Board, however, has not determined whether to proceed with the conversion and reclassification of our Class B Stock or, if so, what an appropriate exchange ratio would be. The Board will consider the vote on the Reclassification Proposal and other factors in determining whether to recommend the conversion and reclassification of our Class B Stock. If our Board does determine that it would be in the best interests of all shareholders to convert and reclassify all of our shares of Class B Stock into shares of Class A Stock, we will present the proposal for a vote of the shareholders at our next annual meeting of shareholders.

 Reclassification of Class B Stock

In February 1999, we sold 6 million shares of Class A Stock at $17.50 per share in our initial public offering.  At that time, GGCP and its subsidiaries owned all 24 million shares of our Class B Stock. The holders of Class A Stock were and are entitled to one vote per share while the holders of Class B Stock were and are entitled to ten votes per share.  As of December 31, 2010, Mr. Gabelli and GGCP collectively owned 75% of our common stock outstanding on a combined basis, representing 96% of the total voting power on a combined basis.

 The Company is considering eliminating its dual class structure in which our Class A Stock has one vote per share and our Class B Stock has ten votes per share. One way of eliminating the dual class structure would be to convert and reclassify all outstanding shares of Class B Stock into shares of Class A Stock.

 Purpose and Results of Vote

The Reclassification Proposal seeks to determine whether our holders of Class A Stock want the Board to consider converting and reclassifying all outstanding shares of Class B Stock into shares of Class A Stock at a ratio in the range between 1.10 to 1.20 shares of Class A Stock for each share of Class B Stock.  The hypothetical conversion ratio range does not represent the Board’s view as to a fair or appropriate conversion ratio if the shares of Class B Stock were to be converted into shares of Class A Stock. The hypothetical conversion ratio range, however, does represent the Board’s belief that the holders of the Class B Stock will not agree to convert their shares and give up their enhanced voting power unless this ratio is greater than one share of Class A Stock for each share of Class B Stock.

Before expending resources to obtain a “fairness opinion” from an independent party and evaluate various options for eliminating the dual class structure, the Board believes that it is appropriate to solicit the views of the holders of our Class A Stock. If the proposal is approved, the Board will consider whether the conversion ratio in the range between 1.10 to 1.20 is fair and may seek to retain an independent party to render a “fairness opinion.”

Even if the Reclassification Proposal is approved, there can be no assurance that the shares of Class B Stock will be converted into shares of Class A Stock at a ratio in the range between 1.10 to 1.20 or at any other ratio.  If the Reclassification Proposal is approved, the Board will evaluate the proposal and, if, after such evaluation, the Board believes that we should convert all of the shares of Class B Stock into shares of Class A Stock at a particular ratio, the Board will present the proposal and ratio for shareholder approval in our proxy statement for the 2012 annual meeting of shareholders.

In light of the current stock ownership, even if all of our shares of Class B Stock were converted into shares of Class A Stock, Mario Gabelli and GGCP would continue to own a majority of our shares of common stock outstanding and a majority of the total voting power.

At a special meeting of our shareholders held on November 30, 2007, the shareholders of the Class A Stock approved a proposal by 97.7% of the votes cast that our Board of Directors should consider the conversion and reclassification on the Company’s Class B Stock to Class A Stock at a ratio of 1.15 shares of Class A Stock for each share of Class B Stock.  In 2008, our Board, after preliminary discussions with representatives of the Board of GGCP, elected to defer its decision on converting and reclassifying all of the Class B Stock into shares of the Class A Stock.  The Board now believes it is appropriate to ask the shareholders to vote on the  issue of the reclassification of Class B Stock.

 Recommendation

The Board does not make any recommendation with respect to this proposal.

 Required Vote

Approval of Proposal 6 requires the affirmative vote of a majority of the shares of Class A Stock present or represented by proxy and voting at the Annual Meeting.

CORPORATE GOVERNANCE

GAMCO continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.  The Company is active in ensuring its governance practices are at the leading edge of best practices

 Determination of Director Independence

The Board of Directors has established guidelines that it uses in determining director independence that are based on the director independence standards of the New York Stock Exchange. A copy of these guidelines can be found as Exhibit C.  These guidelines are also attached to the Board’s Corporate Governance Guidelines, which are available at the following website: www.gabelli.com/corp_gov.html.  A copy of these guidelines may also be obtained upon request from our Secretary.

In making its determination of independence with respect to Mr. Prather, the Board considered that the investment advisory subsidiaries of the Company collectively own on behalf of their investment advisory clients as of March 1, 2011 approximately 2.01% of the Class A Common Stock and 4.58% of the Common Stock of Gray Television, Inc. (“Gray”). This ownership represents approximately 3.22% of the total voting power of Gray. Mr. Prather serves as President and Chief Operating Officer and a director of Gray.  Furthermore, an investment advisory affiliate of the Company nominated Mr. Prather as a director of Gaylord Entertainment Company (“Gaylord”) in 2009.  Mr. Prather was elected as a director of Gaylord on May 7, 2009.  The Company collectively owns on behalf of their investment advisory clients approximately 10.48% of Gaylord’s Common Stock representing approximately 10.48% of the total voting power of Gaylord as of March 15, 2011.  From time to time, investment advisory affiliates of the Company have nominated and may continue to nominate Mr. Prather to the Boards of companies such as Myers Industries, Inc. (“Meyers”) and All American Group, Inc. (“All American”).  The Company’s affiliates may also nominate other directors to the Boards of companies that are beneficially owned on behalf of its clients. The Board further considered the difficulty the Company would encounter in attempting to unilaterally affect the management of Gray, Gaylord, Myers or All American through the use of its voting power.

In making its determination of independence with respect to Mr. Avansino, the Board considered that he has a daughter who works for the Company in a non-executive role, as described under “Certain Relationships and Related Transactions”.  In addition, the Board considered that he is the Chairman and the President of Miami Oil Producers, Inc. (“Miami Oil”), the landlord of a lease that was entered into with the Corporation for office space in Nevada.  The Corporation paid $44,916, $44,916 and $43,920 in rent to Miami Oil in 2008, 2009 and 2010, respectively.  Mr. Avansino is not a shareholder of Miami Oil.

With respect to these relationships, the Board considered Messrs. Avansino’s and Prather’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on these guidelines and considerations, the Board concluded that the following directors were independent and determined that none of them had a material relationship with us which would impair his ability to act as an independent director: Messrs. Avansino, Bready, McGrath and Prather.

The table below sets forth certain information regarding the nominees to the Board of Directors and Committees on which they serve.

Name	Audit Committee	Governance Committee	Compensation Committee	Nominating Committee
Mario J. Gabelli				X
Edwin L. Artzt
Raymond C. Avansino, Jr.	X	X
Richard L. Bready	X	X (Chair)	X
Eugene R. McGrath	X	X
Robert S. Prather, Jr.	X (Chair)		X (Chair)
Elisa M. Wilson				X (Chair)

 The Board’s Role in the Oversight of Risk

The Board’s oversight of risk is administered directly through the Board, as a whole, or through its Committees.  Various reports and presentations regarding risk management are presented to the Board including the procedures that the Company has adopted to identify and manage risk.  Each of the Board’s Committees addresses risks that fall within the Committees’ areas of responsibility.  For example, the Audit Committee is responsible for “overseeing the quality and objectivity of GAMCO’s financial statements and the independent audit thereof.”  The Audit Committee reserves time at each of its quarterly meetings to meet with the Company’s independent registered public accounting firm outside of the presence of the Company’s management. The Director of Internal Audit also is significantly involved in risk management evaluation and designs its internal audit programs to take account of and work in conjunction with the Chief Financial Officer.  The Director of Internal Audit reports directly to the Company’s Audit Committee.

 Relationship of Compensation and Risk

The Compensation Committee of the Board of Directors works with the Chief Executive Officer in reviewing the significant elements of the Company’s compensation policies and programs for all staff.  They evaluate the intended behaviors each program is designed to incentivize to ensure that such policies and programs are appropriate for the Company.

 The Board of Directors and Committees

During 2010, there were five meetings of the Board of Directors. Our Board of Directors has an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. We are deemed to be a “controlled company” as defined by the corporate governance standards of the New York Stock Exchange by virtue of the fact that GGCP, Inc. holds more than 50% of the voting power. As a result, we are exempt from the corporate governance standards of the New York Stock Exchange requiring that a majority of the Board of Directors be independent and that all members of the Governance, Nominating and Compensation Committees be independent.  While the Company is a controlled Company, the Board nevertheless is comprised of a majority of independent directors.

The Board believes that the most effective leadership structure is for the Company’s Chief Executive Officer to serve as Chairman given that Mr. Gabelli is the controlling shareholder of the Company.  By having Mr. Gabelli serve as the Chief Executive Officer and as Chairman, the Board believes that it enables Mr. Gabelli to ensure that the Board’s agenda responds to strategic challenges, that the Board is presented with information required for it to fulfill its responsibilities, and that Board meetings are as productive and effective as possible.

Our non-management directors meet, without any management directors or employees present, immediately after our regular quarterly Board meetings. At least once each year, our independent directors meet in a separate executive session. Mr. Prather serves as lead independent director and chairs the meetings of our non-management and independent directors.

The Audit Committee regularly meets with our independent registered public accounting firm to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, reviews fees charged by the independent registered public accounting firm and selects our independent registered public accounting firm. Messrs. Avansino, Bready, McGrath and Prather, each of whom is an independent director as defined by the corporate governance standards of the New York Stock Exchange and the Company’s guidelines as set forth in Exhibit C, are members of the Audit Committee. The Board has determined that Mr. Prather meets the standards of an “audit committee financial expert,” as defined by the applicable securities regulations. The Audit Committee met seven times during 2010. A copy of the Audit Committee’s charter is posted on our website at www.gabelli.com/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.

As is further described in the Report of the Compensation Committee, this committee reviews the amounts paid to the chief executive officer for compliance with the terms of his employment agreement and generally reviews benefits and compensation for the other executive officers. It also administers our Stock Award and Incentive Plan. Messrs. Bready and Prather, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee does not have a formal policy regarding delegation of its authority. The Compensation Committee met four times during 2010. A copy of the Compensation Committee’s charter is posted on our web site at www.gabelli.com/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.

The Governance Committee advises the Board on governance policies and procedures. Messrs. Avansino, Bready and McGrath, each of whom is an independent director, are the members of the Governance Committee.  The Governance Committee met once in 2010.  A copy of the Governance Committee’s charter is posted on our web site at www.gabelli.com/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.

The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of GAMCO. Nominations for director, including nominations for director submitted to the committee by shareholders, are evaluated according to our needs and the nominee’s knowledge, experience and background. Mario Gabelli and Elisa Wilson are the members of the Nominating Committee. Neither Mr. Gabelli nor Ms. Wilson are independent directors as defined by the corporate governance standards of the Company. The Nominating Committee did not meet in 2010. A copy of the Nominating Committee’s charter is posted on our web site at www.gabelli.com/corp_gov.html. A shareholder may also obtain a copy of the charter upon request from our Secretary.  The Nominating Committee has adopted a policy regarding diversity that says as follows: when identifying nominees as directors, the Committee will have a bias to have diverse representation of candidates who serve or have served as chief executive officers or presidents of public or private corporations or entities that are either for-profit or not-for-profit.  In accordance with its charter, the Nominating Committee will review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.  The Nominating Committee will review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken.

 Consideration of Director Candidates Recommended by Stockholders

The Nominating Committee does not have a formal policy by which shareholders may recommend director candidates.  The Board of Directors believes it is appropriate not to have such a policy because GGCP, Inc. holds the majority of the voting power.  Nevertheless, the Nominating Committee will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to our Secretary at One Corporate Center, Rye, NY 10580 by December 31, 2011. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for election to the Board of Directors must meet the independence standards of the New York Stock Exchange as well as any criteria used by the Nominating Committee. The Nominating Committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.

Policy with Respect to the Consideration of Director Candidates Nominated by Stockholders and of Business Proposed by Stockholders

GAMCO’s Amended and Restated By-Laws sets forth the processes and advance notice procedures that stockholders of GAMCO must follow, and specifies additional information that stockholders of GAMCO must provide, when proposing director nominations at any annual or special meeting of GAMCO’s stockholders or other business to be considered at an annual meeting of stockholders.  Generally, the By-Laws provide that advance notice of shareholder nominations or proposal of business be provided to GAMCO not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders.  For the 2012 Annual Meeting, such notice of nomination or other business must be received at GAMCO’s principal executive offices between January 7, 2012 and February 6, 2012.

Article III, Paragraph 6 of GAMCO’s Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Amended and Restated By-Laws as of May 24, 2010, filed with the Securities and Exchange Commission on May 28, 2010, as Exhibit 3.1 to a Current Report on Form 8-K.

During 2010, all of the directors attended every meeting of the Board and the Board committees of which he or she was a member. We do not have a policy regarding directors’ attendance at our annual meetings.  All of our directors attended our 2010 Annual Meeting of Shareholders.

 Compensation of Directors

Mr. Gabelli receives no compensation for serving as a director of the Company. Effective July 1, 2010, all non-executive directors other than Mr. Gabelli receive annual cash retainers and meeting fees as follows:

Board Member	$60,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$12,000
Governance Committee Chairman	$12,000
Attendance per Board Meeting	$10,000
Attendance per Audit Committee Meeting	$4,000
Attendance per Compensation and Governance Committees Meeting	$3,000

Our directors are also eligible to receive stock options when they join the Board of Directors. In May 2004, Messrs. Artzt and Prather were each granted options to purchase 10,000 shares of Class A Stock at an exercise price of $39.65. In May 2006, Mr. Bready was granted options to purchase 10,000 shares of Class A Stock at an exercise price of $39.55 per share. In February 2007, Mr. McGrath was granted options to purchase 10,000 shares of Class A Stock at an exercise price of $39.90 per share.  In May 2008, Mr. Avansino was granted options to purchase 6,000 shares of Class A Stock at an exercise price of $51.74 in connection with his re-election to the Board in 2008.  In 2002, Mr. Avansino had been previously granted options to purchase 10,000 shares of Class A Stock which he subsequently exercised for his service as a director of the Company from 2000 through 2006.  In February 2011, Ms. Wilson was granted options to purchase 10,000 shares of Class A Stock at an exercise price of $46.00.

All of the stock options held by our directors were granted at 100% of fair market value calculated of the Class A Stock on the date of grant and have a ten-year term. The options granted to our directors become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to the remaining 25% of the shares after four years from the date of grant.

 Director Compensation Table for 2010

The following table sets forth fees, awards, and other compensation paid to or earned by our non-executive directors in 2010.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (a)	Option Awards ($) (b)	All Other Compensation ($)	Total ($)
Edwin L. Artzt	90,000	-0-	-0-	-0-	90,000
Raymond C. Avansino, Jr.	118,500	-0-	-0-	-0-	118,500
Richard L. Bready	130,500	-0-	-0-	-0-	130,500
Eugene McGrath	116,000	-0-	-0-	-0-	116,000
Robert S. Prather, Jr.	147,500	-0-	-0-	-0-	147,500
Elisa M. Wilson	90,000	-0-	-0-	-0-	90,000

(a)	No current directors at December 31, 2010 had been granted any restricted stock awards.
(b)	For those current directors at December 31, 2010, the options outstanding on that date were as follows:
•	Mr. Artzt had options to purchase 10,000 shares of Class A Stock outstanding at an exercise price of $39.65.
•	Mr. Avansino had options to purchase 6,000 shares of Class A Stock outstanding at an exercise price of $51.74.
•	Mr. Bready had options to purchase 10,000 shares of Class A Stock outstanding at an exercise price of $39.55.
•	Mr. McGrath had options to purchase 10,000 shares of Class A Stock outstanding at an exercise price of $39.90.
•	Mr. Prather had options to purchase 10,000 shares of Class A Stock outstanding at an exercise price of $39.65.

 Communications with the Board of Directors

Our Board of Directors has established a process for shareholders and other interested parties to send communications to the Board of Directors.  Shareholders or other interested parties who wish to communicate with the Board of Directors, the non-management or independent directors, or a particular director may send a letter to our Secretary at GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580-1422. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

 Code of Business Conduct

We have adopted a Code of Business Conduct (the “Code of Conduct”) that applies to all of our officers, directors and staff members with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is posted on our web site at www.gabelli.com/corp_gov.html. Any shareholder may also obtain a copy of the Code of Conduct upon request. Shareholders may address a written request for a printed copy of the Code of Conduct to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1422. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our web site.

 Transactions with Related Persons

Our Board has adopted written procedures governing the review, approval or ratification of any transactions with related persons required to be reported in this proxy statement. The procedures require that all related party transactions, other than certain pre-approved categories of transactions, be reviewed and approved by our Governance Committee or the Board of Directors. Under the procedures, directors may not participate in any discussion or approval of related party transactions in which they or a member of their immediate family is a related person, except that they shall provide information concerning the transaction. Only transactions that are found to be in the best interests of the Company will be approved.

Currently, we have a number of policies and procedures addressing conflicts of interest. Our Code of Conduct addresses the responsibilities of our officers, directors and staff to disclose conflicts of interest to our Legal/Compliance Department, which determines whether the matter constitutes a related party transaction that should be reviewed by our Governance Committee or Board of Directors. Generally, matters involving employer-employee relationships including compensation and benefits, ongoing arrangements that existed prior to our initial public offering and financial service relationships including investments in our funds are not presented for review, approval or ratification by our Governance Committee or Board of Directors.

Furthermore, our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a “Transaction”) between GAMCO and:

(i)
Mr. Gabelli, any member of his immediate family who is at the time an officer or director of GAMCO and any entity in which one or more of the foregoing beneficially own a controlling interest of the outstanding voting securities or comparable interests (each, a “Gabelli”),

(ii)	any customer or supplier,

(iii)	any entity in which a director of GAMCO has a financial interest (a “Related Entity”), or

(iv)	one or more of the directors or officers of GAMCO or any Related Entity;

will be voidable solely because any of the persons or entities listed in (i) through (iv) above are parties thereto, if the standard specified below is satisfied.

Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, and the directors and officers of GAMCO, or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to GAMCO and its shareholders with respect to such Transaction if any of the following four requirements are met:

(i)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to GAMCO as of the time it is approved by the Board of Directors, a committee thereof or the shareholders of GAMCO.

The Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to GAMCO and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to GAMCO and its shareholders. In addition, the Certificate of Incorporation provides that a Gabelli will not be liable to GAMCO or its shareholders for breach of any fiduciary duty that a Gabelli may have as a shareholder of GAMCO by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and GAMCO. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

A description of certain related party transactions appears under the heading “Certain Relationships and Related Transactions” on page 24 of this proxy statement.

 Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Bready and Prather. Neither of these individuals has ever been an officer or employee of the Company.  During 2010, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity that employed any member of our Board of Directors.

INFORMATION REGARDING EXECUTIVE OFFICERS

As of March 31, 2011, the Company’s executive officers are as follows (ages are as of March 31, 2011):

Name	Age	Position

Mario J. Gabelli	68	Chairman, Chief Executive Officer and Chief Investment Officer – Value Portfolios
Douglas R. Jamieson	56	President and Chief Operating Officer
Robert S. Zuccaro	54	Executive Vice President and Chief Financial Officer
Henry G. Van der Eb	65	Senior Vice President
Agnes Mullady	52	Senior Vice President
Bruce N. Alpert	59	Senior Vice President

Biographical information for Mr. Gabelli appears above under “Election of Directors – The Nominees”. Brief biographical sketches of our other executive officers are set forth below.

Douglas R. Jamieson has served as President and Chief Operating Officer of the Company since August 2004.  He has served as President of GAMCO Asset Management Inc. (a wholly owned subsidiary of the Company) since 1986 and as a director of GAMCO Asset Management Inc. since 1991. Mr. Jamieson also serves as President and a director of Gabelli Securities, Inc. (a majority-owned subsidiary of the Company) and GAMCO Asset Management (UK) Ltd. (a wholly owned subsidiary of the Company).  Mr. Jamieson served on the Board of Teton Advisors, Inc. from 2005 through 2010.  Mr. Jamieson also serves as a director of several Investment Partnerships that are managed by Gabelli Securities, Inc. Mr. Jamieson was a securities analyst with Gabelli & Company, Inc. from 1981 to 1986.  He was a director of GGCP, Inc. from December 2005 through December 2009.

Robert S. Zuccaro has served as the Executive Vice President and Chief Financial Officer since February 2011.  Mr. Zuccaro was the Chief Financial Officer of Commonwealth Management Partners, LLLP, a privately-held investment management company, from March 2009 through February 2011.  Mr. Zuccaro serves as the Chief Financial Officer of a number of subsidiaries of GAMCO.  Previously, Mr. Zuccaro was Executive Vice President and Chief Accounting Officer with National Financial Partners Corp. from 2003 through 2008 and the Chief Financial Officer of GAMCO from 1998 to 2003.  Prior to joining GAMCO, Mr. Zuccaro was the Vice President and Treasurer of Cybex International, where he worked for thirteen years. Mr. Zuccaro was previously with Shearson Lehman Bros and began his career with Ernst & Young.  Mr. Zuccaro has also been a director of Teton Advisors, Inc. (“Teton”), ICTC Group, Inc. and The LGL Group, Inc. since 2010.  Mr. Zuccaro has been the Chief Financial Officer of Teton since February 2011.  Mr. Zuccaro is a Certified Public Accountant.

Henry G. Van der Eb has served as Senior Vice President of the Company since August 2004 and is a senior advisor to management in all aspects of our business. He has served as a Senior Vice President with Gabelli Funds, LLC and GAMCO Asset Management Inc. since October 1999, when he joined the Company after managing his privately held investment advisory firm (Mathers and Company, Inc.), which was acquired by the Company in October 1999. Mr. Van der Eb is a portfolio manager for the Company and is a Chartered Financial Analyst.

Agnes Mullady has served as a Senior Vice President of the Company since 2008, as the President and Chief Operating Officer of the Open End Fund Division of Gabelli Funds, LLC since 2011, and as a Vice President of Gabelli Funds, LLC since 2006.  Ms. Mullady also serves as an officer of all of the Gabelli/GAMCO Funds.  Ms. Mullady served as the President of the Closed-End Fund Division of Gabelli Funds, LLC from 2007 through 2010.  In addition, she oversees the financial reporting of the affiliated open and closed-end funds for the Company.  Prior to joining the Company in December 2005, Ms. Mullady was a Senior Vice President at U.S. Trust Company and Treasurer and Chief Financial Officer of the Excelsior Funds from 2004 through 2005.

Bruce N. Alpert has served as Senior Vice President of the Company since May 2008, as Executive Vice President of Gabelli Funds, LLC since 1999 and as Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli/GAMCO Funds. Mr. Alpert has also served as a director of Teton Advisors, Inc. from 1998 through the present and was its President from 1998 through 2008 and Chairman from 2008 through 2010.  From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter.  From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney.   Prior to Smith Barney Harris Upham & Co., Mr. Alpert was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group, where he was employed from 1975 through 1983.  Mr. Alpert is a Certified Public Accountant.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The investment management and securities industries are highly competitive, and experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is important for maintaining our competitive position in the investment management and securities industries, as well as for providing for the long-term success of GAMCO.

Most of GAMCO’s compensation expense is incentive-based variable compensation that will increase or decrease based on the revenues from our assets under management. Since 1977, we have generally paid out up to 40% of the revenues or net operating contribution to the marketing staff and portfolio managers who introduce, service or generate our separate account and mutual fund business, with payments involving the separate accounts being typically based on revenues, and payments involving the mutual funds being typically based on net operating contribution. We believe that the variable compensation formulas in place for our marketing staff and portfolio managers provide significant incentives for the growth of our business and a cushion during periods of market declines.

Our administrative, operations, legal and finance personnel generally receive the majority of their compensation in the form of base salaries and annual bonuses. We believe that GAMCO must pay competitive levels of cash compensation. We also believe that appropriate equity incentive programs may motivate and retain our professional personnel but that these programs must always be consistent with stockholder interests.

 Compensation of the Named Executive Officers

The compensation for our named executives (other than for Mr. Gabelli, whose compensation is described separately below under the section entitled “Chief Executive Officer Compensation”, and Mr. Farber, whose compensation for 2010 was determined pursuant to his employment agreement and is described below under the section entitled “Employment Agreements”) is composed of base salary, annual bonus compensation, equity compensation, incentive-based variable compensation and employee benefits.

•	Base Salary

Mr. Gabelli recommends to the Compensation Committee the amounts of the base salaries for our named executives (other than Mr. Gabelli and Mr. Farber), which amounts are subject to the Committee’s review and approval. The amounts of base salary for our named executives are recommended by Mr. Gabelli to the Compensation Committee, which amounts are subject to the Committee’s review and approval, and are not at the discretion of the named executives.  Mr. Gabelli received no base salary.   Mr. Farber received a $600,000 draw against his compensation in 2010.

•	Annual Bonus

Mr. Gabelli recommends to the Compensation Committee the amounts of the annual bonuses for our named executives, which amounts are subject to the Committee’s review and approval. The factors considered by Mr. Gabelli in making annual bonus recommendations are typically subjective, such as perceptions of experience, performance and responsibilities. His recommendations may be but are not specifically tied to the performance of client assets, objectives set for each executive, the firm as a whole or the market value of our stock.

A portion of the annual bonuses for our named executives may be deferred for approximately 15 to 18 months. The terms of the deferrals are recommended by Mr. Gabelli to the Compensation Committee, which terms are subject to the Committee’s review and approval, and are not at the discretion of the named executives. The deferrals typically earn a return equal to the greater of the return on our U.S. Treasury money market fund or the return of one of our investment partnerships after payment of the management fee but before payment of any incentive fee.  In order to receive the deferred bonus payment, the named executive must be employed by the Company at the time of payment.

•	Equity Compensation

Our executive compensation program may also include stock option or restricted stock awards, which are intended to provide additional incentives to increase shareholder value as well as retain qualified individuals. Individual stock option award levels in past years and individual restricted stock award levels in 2010 and in past years were based upon a subjective evaluation of each named executive’s overall past and expected future contribution.  No formula was used to determine either option awards or restricted stock awards for any individual.

•	Variable Compensation

To the extent that they have the proper regulatory registrations, all of our staff, including the named executives, are eligible to receive incentive-based variable compensation for attracting or providing client service to separate accounts, shareholders of the Gabelli/GAMCO Funds or investors in our other products. Mr. Jamieson, who provides client service to a significant number of separate accounts, received the majority of his total 2010 compensation from variable compensation payments, as described below in note (d) to the Summary Compensation Table.

In the course of fulfilling Mr. Gabelli’s duties, the Company at times brings on certain individuals to aid him. When this occurs, the Company offsets those costs by a reduction in compensation payable to Mr. Gabelli.  In 2010, this amounted to $5,766,642.  Of this amount, $250,000 was allocated to Mr. Jamieson for his service as President and Chief Operating Officer, and $2,402,542 was allocated to Mr. Farber for his service as Executive Vice President and Chief Financial Officer.

Because these compensation arrangements with respect to covered employees involve variable incentive-based fees, the $1 million deductibility limit of Section 162(m) of the Internal Revenue Code is generally not expected to apply to the payments.

 Chief Executive Officer Compensation

Mr. Gabelli received no base salary, no bonus, no stock options and no restricted stock awards in 2010, as has been the case for each year since our initial public offering in 1999. All of the compensation paid to Mr. Gabelli in 2010 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli’s Amended Employment Agreement as described under the heading Employment Agreements.

 Compensation Consultants

The Company has not retained compensation consultants to assist in determining or recommending the amount or form of executive and director compensation during its last fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis appearing above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement, which section is also incorporated by reference in GAMCO’s Annual Report on Form 10-K.

             COMPENSATION COMMITTEE

             Robert S. Prather, Jr. (Chairman)
             Richard L. Bready

SUMMARY COMPENSATION TABLE FOR 2010

The following table sets forth the cash and non-cash compensation for the fiscal years ended 2010, 2009 and 2008, respectively, paid to or earned by (i) our principal executive officer, (ii) our principal financial officer, and (iii) the other three most highly compensated executive officers of the Company who were serving as of the end of the 2010 fiscal year.  As used herein, the term “named executives” means all persons listed in the Summary Compensation Table.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards (g) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mario J. Gabelli	2010	-0- (a)	-0- (b)	-0-	-0-	56,608,736 (c)	56,608,736
Chairman of the Board,	2009	-0- (a)	-0- (b)	-0-	-0-	43,576,932 (c)	43,576,932
Chief Executive Officer	2008	-0- (a)	-0- (b)	-0-	-0-	45,927,900 (c)	45,927,900
and Chief Investment Officer-Value Portfolios

Douglas R. Jamieson	2010	300,000	600,000	-0-	-0-	3,044,175 (d)	3,944,175
President and	2009	300,000	-0-	-0-	-0-	3,257,542 (d)	3,557,542
Chief Operating Officer	2008	300,000	-0-	-0-	-0-	3,213,804 (d)	3,513,804

Jeffrey M. Farber	2010	-0-	-0-	-0-	-0-	2,409,977 (e)	2,409,977
Executive Vice President	2009	-0-	-0-	-0-	-0-	3,003,667 (e)	3,003,667
and Chief Financial Officer	2008	-0-	-0-	1,128,500	-0-	1,250,000 (e)	2,378,500

Henry G. Van der Eb	2010	300,000	125,000	-0-	-0-	84,305 (f)	509,305
Senior Vice President	2009	300,000	100,000	-0-	-0-	86,037 (f)	486,037
	2008	300,000	50,000	-0-	-0-	134,404 (f)	484,404

Agnes Mullady	2010	155,833(h)	225,000	121,920	-0-	-0-	502,753
Senior Vice President,	2009	275,000	225,000	29,060	-0-	-0-	529,060
President and Chief Operating Officer of Open-end Fund Division

(a)	Mr. Gabelli received no fixed salary. Refer to footnote (c).

(b)	Mr. Gabelli received no bonus. Refer to footnote (c).

(c)	Mr. Gabelli’s remuneration for the 2010, 2009 and 2008 fiscal years was comprised of the following:

	Incentive Management Fee as CEO and Other of GAMCO* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
2010	9,610,168	49,998,568	-0-	56,608,736
2009	5,782,402	37,794,530	-0-	43,576,932
2008	2,425,538	43,502,362	-0-	45,927,900

* As described in the Compensation Discussion and Analysis herein.

The amounts set forth under the heading “Incentive Management Fee as CEO and Other of GAMCO” consists of: $9,610,168 for 2010 (after reallocation to Mr. Farber of $2,402,542), $5,782,402 for 2009 (after the reallocations to Messrs. Farber and Jamieson of $3,000,000 and $975,822, respectively) and $2,425,538 for 2008 (after the reallocations to Messrs. Farber and Jamieson of $1,250,000 and $410,301, respectively) representing the incentive-based management fee (10% of GAMCO’s pre-tax profits).  The amounts set forth under the heading “Portfolio Manager and Other Variable Remuneration” consist of: (i) $14,611,144, $11,963,795 and $14,413,681 for 2010, 2009 and 2008, respectively, for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO’s separate accounts, (ii) $19,310,239 (after reallocation to Mr. Jamieson of $250,000), $15,154,534 and $20,522,826 for 2010, 2009 and 2008, respectively, for creating and acting as portfolio manager of several open-end GAMCO and Gabelli Funds, (iii) $12,314,887, $9,791,845 and $8,500,770 for 2010, 2009 and 2008, respectively, for creating and acting as portfolio manager of the closed-end Gabelli Funds, and (iv) $762,298, $884,356, and $65,085 for 2010, 2009 and 2008, respectively, for providing other services, including acting as portfolio and relationship manager of investment partnerships; and there were no perquisites or personal benefits provided by the Company to Mr. Gabelli for 2010, 2009, or 2008.  Included in the amounts set forth under the heading “Portfolio Manager and Other Variable Remuneration” item (ii) is $408,836 and $216,945 in portfolio manager compensation that Mr. Gabelli earned from Teton Advisors, Inc. (“Teton”), formerly a 42%-owned subsidiary of the Company whose shares were distributed to the Company’s shareholders on March 20, 2009, for full year 2010 and for the 2009 post-distribution period, respectively.

(d)
Represents incentive-based variable compensation in the amount of $2,794,175, $2,281,720 and $2,803,503 for 2010, 2009 and 2008, respectively, for attracting and/or providing client service to separate accounts, shareholders of the Gabelli or GAMCO Funds or investors in other products sponsored by GAMCO (“Variable Compensation”), $250,000 for 2010 allocation of fees received by Mr. Gabelli for creating and acting as portfolio manager of several open-end Gabelli Funds and $975,822 and $410,301 for 2009 and 2008, respectively, allocations of the incentive-based management fee (10% of GAMCO pre-tax profits) by Mr. Gabelli as described in the “Variable Compensation” section of the Compensation and Discussion Analysis and in footnote (c) above.

(e)
Mr. Farber did not receive a base salary or annual cash bonus, but received 20% of Mr. Gabelli’s incentive-based management fee for 2010 subject to a draw of $600,000.  Mr. Farber also received a fee for providing services as relationship manager of investment partnerships of $7,102 and a payment in lieu of health insurance of $333 in 2010.  In 2008 and 2009, Mr. Farber also did not receive a base salary or annual cash bonus, but received 20% of the incentive-based management fee earned by Mr. Gabelli, which was subject to a minimum cash guaranteed compensation of $1,250,000 for the 2008 period and of $3,000,000 for 2009.  In addition, pursuant to the employment agreement, Mr. Farber was granted an award of 25,000 shares of restricted stock under the Company’s Stock Award and Incentive Plan in 2008 and a payment in lieu of health insurance of $3,667 for 2009.  .  Mr. Farber resigned from the Company effective February 22, 2011.

(f)	Represents Variable Compensation (as defined in note (d)).

(g)
In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in the “Stock Awards” column of the table above for 2010, 2009 and 2008 reflect the fair value on the grant date of the stock awards granted to the named executives during 2010, 2009 and 2008, respectively, determined in accordance with FASB ASC Topic 718.  For a summary of the assumptions made in the valuation of these awards, please see Note A, “Significant Accounting Policies – Stock Based Compensation”, to our audited financial statements included in our Annual Report on Form 10-K for the years ended on each of December 31, 2010, December 31, 2009 and December 31, 2008.

(h)
This amount reflects the actual base salary that Ms. Mullady earned after being on a voluntary leave of absence from the Company during 2010.  Had Ms. Mullady not been on a leave, she would have earned a base salary of approximately $282,000 in 2010.

Grants of Plan-Based Awards for 2010

The following table sets forth information concerning cash incentive opportunities and grants of restricted stock made to the named executives during 2010.

All Other Stock Awards:
Name	Grant Date	Number of Shares of Stock Or Units	Grant Date Fair Value of Stock Awards ($)
Mario J. Gabelli (a)	-0-	-0-	-0-
Douglas R. Jamieson	-0-	-0-	-0-
Jeffrey M. Farber	-0-	-0-	-0-
Henry Van der Eb	-0-	-0-	-0-
Agnes Mullady (b)	6/1/2010	3,000	$121,920

(a)
Mr. Gabelli has never received either options or restricted stock awards from the Company.  He recommends the grant of stock awards for corporate team members to the Compensation Committee, as described in the Compensation Discussion and Analysis above.

(b)
In accordance with the SEC’s disclosure rules, the amounts reported in this table reflect the fair value on the effective grant date of the stock awards (February 9, 2010), determined in accordance with FASB ASC Topic 718 granted to Ms. Mullady during 2010 (legal grant date of June 1, 2010).

Employment Agreements.  Messrs. Mario Gabelli and Farber are the only named executives who have or have previously had employment agreements with the Company.

Mario J. Gabelli. On February 6, 2008, Mr. Gabelli entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with the Company, which was approved by the Company’s shareholders on November 30, 2007 and which limits his activities outside of the Company. The Amended Employment Agreement modified Mr. Gabelli’s previous employment agreement primarily by (i) eliminating outdated provisions, clarifying certain language and reflecting our name change; (ii) revising the term of the Employment Agreement from an indefinite term to a three-year initial term that automatically extends the initial term for an additional year on each anniversary of the Employment Agreement’s effective date unless either party gives written notice at least 90 days in advance of the expiration date; (iii) allowing for services to be performed for former subsidiaries that are spun off to shareholders or otherwise cease to be subsidiaries in similar transactions; (iv) allowing new investors in the permitted outside accounts if all of the performance fees, less expenses, generated by assets attributable to such investors are paid to us; (v) allowing for the management fee to be paid directly to Mr. Gabelli or to an entity designated by him; and (vi) adding certain language to ensure that the 2008 Employment Agreement complies with Section 409A of the Internal Revenue Code.

Mr. Gabelli (or, at his option, his designee) receives an incentive-based management fee in the amount of 10% of our aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is an executive of the Company and devotes the substantial majority of his working time to our business. This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with its terms.  The Amended Employment Agreement may not be amended without the approval of the Compensation Committee.

In accordance with the Amended Employment Agreement, Mr. Gabelli chose to allocate $2,402,542, $3,975,822 and $1,660,301 of his management fee to certain other professional staff members of the Company in 2010, 2009 and 2008, respectively.  Mr. Gabelli earned (after allocations) the following incentive-based management fees during the past five years:

	2006	2007	2008	2009	2010
Management Fee ($ in millions)	13.2	13.0	2.4	5.8	9.6

Consistent with the Company’s practice since its inception in 1977, Mr. Gabelli will also continue receiving a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts and alternative funds, and (iv) otherwise generating revenues for the Company. Such payments are made in a manner and at rates as agreed to from time to time by GAMCO, which rates have been and generally will be the same as those received by other professionals at GAMCO performing similar services. With respect to our institutional and high net worth asset management and mutual fund advisory business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers and marketing staff who introduce, service or generate such business, with (i) payments involving the separate accounts being typically based on revenues and (ii) payments involving the mutual funds being typically based on net operating contribution.

In accordance with the terms of his Amended Employment Agreement, Mr. Gabelli has agreed that while he is employed by us he will not provide investment management services outside of GAMCO, except for certain permitted accounts or except for services to be performed for former subsidiaries that are spun off from the Company such as Teton.  During 2010, Mr. Gabelli served as a portfolio manager for Teton Advisors, Inc. and as a portfolio manager for various privately offered funds.

Jeffrey M. Farber.  On July 3, 2008, Mr. Farber entered into an employment agreement (the “Farber Agreement”) with the Company.  The term of the Farber Agreement expired on December 31, 2009.  Under the Farber Agreement, Mr. Farber’s oversight responsibilities include finance, business development, compliance, legal, information technology, human resources and facilities.  The Farber Agreement provided that Mr. Farber received 20% of the incentive-based management fee earned annually by Mr. Gabelli (or any entity designated by Mr. Gabelli) subject to a guaranteed minimum cash amount of $1,250,000 for 2008 and a guaranteed minimum cash amount of $3,000,000 in 2009.  The Farber Agreement also provided that Mr. Farber, under this allocation, was entitled to receive additional compensation above the $1,250,000 and $3,000,000 minimum amounts for 2008 and 2009, respectively, to the extent that the 20% of Mr. Gabelli’s incentive based management fees that were earned in 2008 and 2009 were to have exceeded the respective minimum cash guaranteed amounts for 2008 and 2009.  It did not exceed the minimum amounts in either period.  In addition, Mr. Farber was also eligible for additional compensation on new accounts or investors he brought in to the Company or on other revenue-generating activities as may apply under the Company’s policies from time to time, on a basis no less favorable than as generally applicable to other senior executives, and to reasonable and customary benefits.  Furthermore, pursuant to the Farber Agreement, on July 30, 2008, Mr. Farber was granted an award of 25,000 shares of restricted stock under the Company’s Stock Award and Incentive Plan.

The Farber Agreement also contained certain change-of-control provisions which stated that in the event of a sale by GGCP, Inc. of over one-half of its ownership of the Company’s Class B Stock to a third party, Mr. Farber would have been paid an amount representing the capitalization of the incentive-based management fee, calculated based upon Mr. Farber’s applicable percentage share of the incentive-based management fee at the time the proceeds are received.

Upon a change-of-control of the Company, all restricted stock awards (the “RSAs”) held by Mr. Farber would have automatically vested, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.  Additionally, upon a termination of Mr. Farber’s employment due to his death or permanent disability, all of his RSAs would have automatically vested, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.

Mr. Farber received 20% of Mr. Gabelli’s management fee for 2010 subject to a draw of $600,000.  Had there been a change of control defined as a sale of GGCP, Inc. of over one-half of its ownership of the Company’s Class B Stock to a third party, and had the Mr. Gabelli’s management fee been monetized, Mr. Farber would have shared pari passu with Mr. Gabelli an amount representing the capitalization of the incentive-based management fee, calculated based upon Mr. Farber’s twenty percentage point share of the management fee with Mr. Gabelli receiving the remaining 80%.  Mr. Farber resigned from the Company effective on February 22, 2011.

Outstanding Equity Awards at December 31, 2010

The following table summarizes the number of securities underlying outstanding equity awards for the named executives as of December 31, 2010.

	Number of Securities Underlying Unexercised Options at December 31, 2010		Option Exercise	Option Expiration	Number of Unvested Restricted Stock	Market Value of Unvested Restricted Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Price	Date	Awards	($) (a)
Mario J. Gabelli	-0-	-0-	N/A	N/A	-0-	-0-
Douglas R. Jamieson	-0-	-0-	N/A	N/A	-0-	-0-
Jeffrey M. Farber	-0-	-0-	N/A	N/A	25,000(b)	1,200,250
Henry Van der Eb	-0-	-0-	N/A	N/A	-0-	-0-
Agnes Mullady	-0-	-0-	N/A	N/A	4,000(c)	192,040

(a)	Determined with reference to $48.01 per share, the closing price of Class A Stock on December 31, 2010.

(b)	Mr. Farber’s restricted stock award was forfeited in connection with his resignation from the Company in February 2011.

(c)
Ms. Mullady’s restricted stock awards will vest on January 2, 2012 as to 30% of 1,000 shares, on January 2, 2014 as to 70% of 1,000 shares, on June 1, 2013 as to 30% of 3,000 shares and on June 1, 2015 as to 70% of 3,000 shares, in accordance with the terms of a restricted stock award agreement.

Options Exercises and Stock Vested for 2010

The following table summarizes stock options exercised by and restricted stock awards which vested for the named executives during 2010.

	Option awards		Restricted stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (a)	Value realized on vesting ($)(a)
Mario J. Gabelli	-0-	-0-	-0-	-0-
Douglas R. Jamieson	8,000	156,177	16,000	763,200
Jeffrey M. Farber	-0-	-0-	-0-	-0-
Henry Van der Eb	-0-	-0-	5,000	238,500
Agnes Mullady	-0-	-0-	5,000	238,500

(a)
Messrs. Jamieson’s and Van der Eb’s and Ms. Mullady’s 2007 restricted stock awards of 16,000, 5,000, and 5,000 shares, respectively, became fully vested on December 7, 2010.  The original terms of the awards would have resulted in 30% of these awards vesting on that date and the remaining 70% of these awards vesting on December 7, 2012.  In 2010, the Company decided to accelerate the vesting of the 70% tranche to coincide with the 30% tranche vesting date for all December 7, 2007 award grantees, including these named executive officers.  In addition to the value of the shares realized on vesting, these officers also received accumulated dividends on December 7, 2010 with respect to their December 7, 2007 stock awards in the amounts of $82,560, $25,800, and $25,800 for Messrs. Jamieson and Van der Eb and Ms. Mullady, respectively.

Nonqualified Deferred Compensation Table for 2010

There was no nonqualified deferred compensation payable to the named executives during 2010.

 Potential Payments upon Termination of Employment or Change-of-Control.

Upon a change-of-control of the Company, all restricted stock awards (the “RSAs”) held by the named executives (if still employed by the Company at such time) automatically vest, and the accumulated but unpaid dividends associated with these RSAs would become immediately payable.  Assuming that a change-of-control of the Company had occurred on December 31, 2010, and assuming a price per share of $48.01, which was the closing price of Class A Stock on December 31, 2010, the value of Mr. Farber’s RSAs held on such date would have been $1,200,250 and the value of the RSAs held on such date by Ms. Mullady would have been $192,040.  In addition, the accumulated but unpaid dividends on these shares through December 31, 2010, which would be payable upon a change-of-control on that date, would have been $202,675 for Mr. Farber and $18,138 for Ms. Mullady.

CERTAIN OWNERSHIP OF OUR STOCK

The following table sets forth, as of March 1, 2011, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

Name of Beneficial Owner*	Title of Class	Number of Shares		Number of Shares Acquirable within 60 days	Percent of Class (%)
5% or More Shareholders
Blackrock, Inc.	Class A	375,591	(1)	-0-	5.39
Frederick J. Mancheski	Class A	1,769,974	(2)	-0-	24.15
Royce & Associates, LLC	Class A	517,375	(3)	-0-	7.42
Keeley Asset Management Corp.	Class A	373,000	(4)	-0-	5.4
TAMRO Capital Partners LLC	Class A	425,144	(5)	-0-	6.1
E.S. Barr & Company	Class A	440,665	(6)	-0-	6.32

Directors and Executive Officers
Mario J. Gabelli	Class A	500	(7)	-0-	**
	Class B	20,154,926	(8)	-0-	99.3
Jeffrey M. Farber	Class A	-0-	(9)	-0-	**
Douglas R. Jamieson	Class A	11,247		-0-	**
	Class B	21,814		-0-	**
Agnes Mullady	Class A	11,000	(10)	-0-	**
Henry Van der Eb	Class A	1,500	(11)	-0-	**
Robert S. Zuccaro	Class A	4,300	(12)	-0-	**
Edwin L. Artzt	Class A	-0-		10,000	**
Raymond C. Avansino, Jr.	Class A	84,000	(13)	-0-	1.2
Richard L. Bready	Class A	1,000		10,000	**
Eugene R. McGrath	Class A	1,000	(14)	10,000	**
Robert S. Prather, Jr.	Class A	10		10,000	**
Elisa M. Wilson	Class A	-0-		-0-	**
	Class B	6,550		-0-	**
All Directors and Executive Officers as a Group	Class A	128,812		40,000	2.4
	Class B	20,183,619		-0-	99.5

(*)
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Blackrock, Inc., 40 East 52nd Street, New York, NY 10022; Frederick J. Mancheski, 1060 Vegas Valley Drive, Las Vegas, Nevada 89109; Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019; Keeley Asset Management Corp., 401 South LaSalle Street, Chicago, Illinois 60605: TAMRO Capital Partners LLC, 1660 Duke Street, Suite 200, Alexandria, VA 22314; E.S. Barr & Company, 1999 Richmond Road, Suite 1B, Lexington, KY 40502 and Mario J. Gabelli, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580.

(**)	Represents beneficial ownership of less than 1%.

Pursuant to a resolution approved by the Board of Directors, as of March 1, 2011, there are 165,966 shares of the Class B Stock that may be converted into Class A Stock.

(1)	As reported in Schedule 13G that was filed with the Commission on February 4, 2011 by Blackrock, Inc.

(2)
As reported in Amendment No. 4 to Schedule 13D filed with the SEC by Frederick J. Mancheski on January 8, 2010, Mr. Mancheski beneficially owns 1,769,974 shares of Class A Stock.  According to this filing, 958,489 of the shares are owned by Mr. Mancheski, 258,397 shares are held by Mancheski, LLC and 53,088 shares are owned by the Frederick J. Mancheski 2009 Irrevocable Trust.  Pursuant to an Exchange and Standstill Agreement between GAMCO and Mr. Mancheski, dated May 31, 2006, Mr. Mancheski agreed, among other things, (i) not to solicit proxies in opposition to Company management; (ii) not to attempt to exercise any control over management or the Company; (iii) to vote his shares in favor of the nominees and positions advocated by the Board of Directors; (iv) subject to certain exceptions, not to acquire any additional shares of the Company or seek to acquire the Company; (v) not to become part of a “group” with any other persons; (vi) not to initiate, propose or submit one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal; (vii) not to seek to call or to request the call of, a special meeting of the Company’s shareholders, or make a request for a list of the Company’s shareholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, each for a period of ten years.

(3)	As reported in Amendment No. 7 to Schedule 13G that was filed with the SEC on January 13, 2011 by Royce Associates, LLC.

(4)
As reported in Amendment No. 1 to Schedule 13G that was filed with the SEC by Keeley Asset Management Corp. on February 7, 2011.  According to this filing, Keeley Asset Management Corp. beneficially owns 373,000 shares, Keeley Small Cap Value Fund beneficially owns 368,000 shares, and John L. Keeley, Jr. beneficially owns 5,000 shares.

(5)	As reported in Amendment No. 2 to Schedule 13D that was filed with the SEC by TAMRO on February 2, 2011.

(6)
As reported in Amendment No. 1. to Schedule 13G that was filed with the SEC by E.S. Barr & Company on March 22, 2011. According to this filing, E.S. Barr & Company beneficially owns 440,665 shares, Edward S. Barr beneficially owns 443,898 shares (6.37% of the shares) which includes 3,233 shares he holds individually (or through retirement accounts for his benefit), and E.S. Barr Holdings, LLC beneficially owns 440,665 shares.

(7)	Includes 500 shares that are owned jointly by Mr. Gabelli’s sister and brother-in-law over which Mr. Gabelli has voting and dispositive control but no pecuniary interest.

(8)
Of this amount, 375,426 are owned directly by Mr. Gabelli and 19,779,500 of these shares are owned by GGCP Holdings, LLC (“Holdings”) via GGCP, Inc. (“GGCP”). Mr. Gabelli may be deemed to have beneficial ownership of the Class B Stock held by Holdings on the basis of (i) his position as the Chief Executive Officer of, a director of, and the controlling shareholder of GGCP which is the manager and the majority member of Holdings, and (ii) certain profit interest in Holdings.  Mr. Gabelli disclaims beneficial ownership of the shares owned by Holdings except to his pecuniary therein.

(9)	In accordance with the terms of his restricted stock award agreement, Mr. Farber forfeited his shares of restricted stock upon his resignation from the Company in February 2011.

(10)
Of this amount, 6,000 shares are restricted as to Ms. Mullady’s ability to dispose of these until January 2012 for 300 shares, until January 2014 for 700 shares, until June 2013 for 900 shares, until June 2015 for 2,100 shares, until January 2014 for 600 shares and until January 2016 for 1,400 shares.

(11)	All 1,500 shares are restricted as to Mr. Van der Eb’s ability to dispose of these until January 2014 for 450 shares and until January 2016 for 1,050 shares.

(12)
Of the entire amount reported for Mr. Zuccaro, 3,300 shares are restricted as to Mr. Zuccaro’s ability to dispose of the 990 shares until February 2014 and until February 2016 to dispose of 2310 shares.

(13)	Includes 60,000 shares that are owned by an entity for which Mr. Avansino serves as a director and officer. Mr. Avansino disclaims beneficial ownership of 60,000 shares.

(14)	Mr. McGrath has shared voting and dispositive power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of filings made under Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers and our shareholders who own 10% or more of our Class A Stock or Class B Stock have complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time for 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GGCP, Inc. (“GGCP”) through GGCP Holdings, LLC, owns a majority of our Class B Stock, representing approximately 94% of the combined voting power and 73% of the outstanding shares of our common stock at December 31, 2010.  Mr. Gabelli serves as the Chief Executive Officer, a director and is the controlling shareholder of GGCP.  Various family members of Mr. Gabelli are shareholders of GGCP including Ms. Wilson.

For 2010, the Company incurred variable costs of $323,982 for actual usage (but not the fixed costs) relating to our use of aircraft in which GGCP owns the fractional interests.

We lease an approximately 60,000 square foot building located at 401 Theodore Fremd Avenue, Rye, New York as our headquarters (the “Building”) from M4E, LLC, (“M4E”), an entity that is owned by family members of Mr. Gabelli (“Mario Gabelli” or “Chairman”), including Ms. Wilson. Under the lease for the Building, which expires on December 31, 2023, we are responsible for all operating expenses, costs of electricity and other utilities and taxes. For the period January 1, 2010 through December 31, 2010 the rent was $1,088,907, or $18.15 per square foot.  As a member of M4E, Ms. Wilson is entitled to receive her pro-rata share of payments received by M4E under the lease.

We sublease approximately 3,300 square feet in the Building to LICT Corporation (“LICT”), a company for which Mr. Gabelli serves as Chairman and CEO and is deemed to be the controlling shareholder in his role as general partner to MJG IV Limited Partnership (“MJG IV”), the majority shareholder of LICT, which also pays rent to us at the rate of $28 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amount paid to us in 2010 for rent and other expenses under this lease was $112,087.  Concurrent with the extension of the lease on the Building, the Company and LICT agreed to extend the term of the sublease until December 5, 2023 on the same terms and conditions.  Mr. Gabelli is the general partner of MJG IV, and his children, including Ms. Wilson, are the limited partners of MJG IV.  As of July 1, 2008, we also sublease approximately 1,600 square feet in the Building to Teton Advisors, Inc. (“Teton”), formerly a 42%-owned subsidiary of the Company whose shares were distributed to the Company’s shareholders on March 20, 2009.  Teton pays rent to us at the rate of $37.75 per square foot plus $3 per square foot for electricity, subject to adjustment for increases in taxes and other operating expenses. The total amounts paid in 2010 to us for rent and other expenses under this lease were $66,911.

In 2009, GAMCO entered into a sublease of its office space in Reno, Nevada to CIBL, Inc. (“CIBL”).  Mr. Gabelli is a director of CIBL and deemed to be the controlling shareholder of CIBL through his role as general partner of MJG IV, the majority shareholder of CIBL.  Under the terms of the Reno sublease, the Company granted CIBL the right to use such part of GAMCO’s Reno office as the Company and CIBL shall from time to time agree.  The sublease granted CIBL the right to use the Reno office until July 31, 2009 with an automatic renewal for one additional calendar year which extended the sublease until July 31, 2010.  Since August 1, 2010, the space has been subleased on a month-to-month basis. For 2010, the rent for the Reno sublease was $6,000.

In addition to the sublease of space in the Building, we entered into a number of agreements in connection with the Company’s distribution of the shares of Class A and B Common Stock in Teton.  These agreements are as follows: a Separation and Distribution Agreement, a Transitional Administrative and Management Services Agreement (“Administrative Agreement”) and Service Mark and Name License Agreement (the “License Agreement”).  Pursuant to the Administrative Agreement, we provide certain services to Teton including senior executive functions, strategic planning and general corporate management services; mutual fund administration services; treasury services, including insurance and risk management services and administration of benefits; operational and general administrative assistance including office space, office equipment, administrative personnel, payroll, and procurement services as needed; accounting and related financial services, legal, regulatory and compliance advice, including the retention of a Chief Financial Officer and a Chief Compliance Officer; and human resources functions, including sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations.  The License Agreement provides Teton and the funds that it manages the use of certain names and service marks.  Pursuant to the Administrative Agreement and the License Agreement, the Company was compensated in 2010 by Teton $15,000 per month, or $180,000 for the full year, plus 20 basis points of the average net assets managed in the Teton funds for providing mutual fund administration services to these funds or $1,219,737 for 2010. We sublease space in the Building to Teton as discussed above.  Gabelli & Company, Inc. (“Gabelli & Company”), the Company’s affiliated broker-dealer, serves as a distributor to the six mutual funds that are managed by Teton.  In the same post-distribution 2010 period, the funds managed by Teton paid Gabelli & Company $1,918,667 in distribution fees, of which $1,243,022 was reallocated to other broker dealers by Gabelli & Company.  In 2010, Mr. Gabelli earned $408,836 in portfolio manager compensation from Teton in the same post-distribution period, and such amount is included in his compensation earned for 2010 shown earlier in the Summary Compensation Table for 2010 as indicated in footnote (c) to that table.

Mr. Gabelli and Gabelli Securities, Inc. (“Gabelli Securities”), a majority-owned subsidiary of the Company, serve as co-general partners of Gabelli Associates Fund, LP (“GAF”). Mr. Gabelli receives portfolio manager and relationship manager compensation through an incentive allocation directly from GAF.  In 2010, Mr. Gabelli earned $834,586 in incentive fees from GAF, which is included in his compensation shown earlier in the Summary Compensation Table for 2010.

Gabelli Securities International Limited (“GSIL”) was formed in 1994 to provide management and investment advisory services to certain offshore funds and accounts.  One of the sons of our Chairman owns 55% of GSIL, and Gabelli Securities owns the remaining 45%. In 1994, Gabelli International Gold Fund Limited (“GIGFL”), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed, and GSIL entered into an agreement to provide management services to GIGFL. Gabelli Securities in turn entered into an agreement with GSIL to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, Gabelli Securities received investment management fees of $50,337 and incentive fees of $267,238 for 2010.

 In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. GSIL and Gemini Capital Management, LLC (“GCM”), an entity owned by a son of our Chairman, were engaged by the fund as co-investment advisors as of July 1, 1999. The fund paid half of the management fees and incentive fees for 2010, in the amounts of $45,928 and $61,808, respectively, to GCM.

In April 1999, Gabelli Securities formed Gabelli Global Partners, L.P., an investment limited partnership for which Gabelli Securities and GCM are the co-general partners. In March 2002, Gabelli Global Partners, L.P. changed its name to Gemini Global Partners, L.P. The fund paid Gabelli Securities $163,470 of management fees in 2010 that, in turn, paid GCM half of this amount or $81,735. The fund also paid incentive fees to Gabelli Securities and GCM of $74,429 each in 2010.

GAMCO Asset Management Inc. (“GAMCO Asset Management”), a wholly owned subsidiary of the Company, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc. (“MJG Associates”), which has been wholly owned by our Chairman since 1990, and to Gabelli Securities with respect to the private investment funds managed by each of them. Pursuant to such agreements, Gabelli Securities and MJG Associates paid GAMCO Asset Management $50,000 and $10,000, respectively, (excluding reimbursement of expenses) for 2010. Mr. John Gabelli, the brother of our Chairman, is the sole shareholder of an entity that is the general partner of two investment partnerships - Manhattan Partners I, L.P. (“Manhattan I”) and Manhattan Partners II, L.P. (Manhattan II).  Manhattan I and Manhattan II paid GAMCO Asset Management investment advisory fees in the amount of $19,870 for 2010.  In turn, GAMCO Asset Management paid John Gabelli $7,412, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as the relationship manager for both Manhattan I and Manhattan II for 2010.  Manhattan I paid management fees in the amount of $9,974 to the general partners of Gemini Global Partners, L.P., and Gabelli Securities’ portion of this was one-half or $4,987.  In addition, an entity that Mr. John Gabelli’s wife is the sole shareholder of is the co-general partner of S.W.A.N. Partners, LP (“S.W.A.N.”), which is a separately managed account of GAMCO Asset Management.  S.W.A.N. paid GAMCO Asset Management investment advisory fees in the amount of approximately $30,826 for 2010.  In turn, GAMCO Asset Management paid John Gabelli $6,162, a fee consistent with the payouts of all investment relationship staff of GAMCO Asset Management, for serving as relationship manager for S.W.A.N. for 2010.

We incur expenses for certain professional and administrative services, purchase services from third party providers, such as payroll, transportation, insurance and public relation services, on behalf of GGCP and MJG Associates.  GGCP and MJG Associates reimburse us for these expenses.  The amount reimbursable from GGCP and MJG Associates to us for such expenses for 2010 was approximately $174,233 and $433,466, respectively.  Of these amounts, $45,611 and $433,466 were owing to the Company at December 31, 2010 by GGCP and MJG Associates, respectively.

Certain directors and executive officers have immediate family members who are employed by us, our subsidiaries, and certain related entities. The base salaries and bonuses of each of these immediate family members are established in accordance with our compensation practices applicable generally to staff members with equivalent qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in any of these employment relationships of their immediate family members, and all of immediate family members of our directors mentioned below are financially independent adult children. None of the immediate family members mentioned below is an executive officer with us. A daughter of Mr. Avansino, one of our directors, is employed by one of our subsidiaries in a sales and marketing role and earned in 2010 a base salary of $65,000, a bonus of $154,500 and incentive-based variable compensation based on revenues generated by certain relationships (“Variable Compensation”) of $128,064 plus usual and customary benefits. She also received 1,500 restricted stock awards with an effective grant date, under FASB guidance, of December 20, 2007 and a legal grant date of December 7, 2007 and with a grant date fair value of $63.50 per share and an additional 1,500 restricted stock awards with an effective grant date, under FASB guidance, of February 9, 2010 and a legal grant date of June 1, 2010 and with a grant date fair value of $40.64 per share. As with all Company restricted stock awards, fair value equals the close of the Company’s Class A Stock on the effective grant date under FASB guidance.  Compensation expense of $47,625 for the 2007 award and of $13,411 for the 2010 award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2010 in accordance with FASB guidance.

A sister-in-law of Mr. Jamieson, our President and Chief Operating Officer, is employed by one of our subsidiaries in a marketing role and earned in 2010 a base salary of $85,000, a bonus of $10,000, and Variable Compensation of $542 plus usual and customary benefits.  She also received 1,000 restricted stock awards with an effective grant date, under FASB guidance, of December 20, 2007 and a legal grant date of December 7, 2007 and with a grant date fair value of $63.50 per share and an additional 500 restricted stock awards with an effective grant date under FASB guidance, of February 9, 2010 and a legal grant date of June 1, 2010 and with a grant date fair value of $40.64 per share.  Compensation expense of $31,750 for the 2007 award and of $4,470 for the 2010 award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2010 in accordance with FASB guidance.  A son of our Chairman, who is employed by one of our subsidiaries, earned in 2010 a base salary of $187,500 and $1,274,189 in Variable Compensation plus usual and customary benefits.  He also received 8,000 restricted stock awards with an effective grant date, under FASB guidance, of December 20, 2007 and a legal grant date of December 7, 2007 and with a grant date fair value of $63.50 per share, equal to the close of the Company’s Class A Stock on that day.  Compensation expense of $254,000 for this award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2010 in accordance with FASB guidance. Our Chairman’s spouse, who has been employed by a subsidiary of the Company in a sales and marketing role since 1984, has been a director of that subsidiary since 1991 and has been his spouse since 2002, earned no base salary and no bonus in 2010 but did earn Variable Compensation of $2,430,776 plus usual and customary benefits.  She also received 4,000 restricted stock awards with an effective grant date, under FASB guidance, of December 20, 2007 and a legal grant date of December 7, 2007 and with a grant date fair value of $63.50 per share and an additional 3,000 restricted stock awards with an effective grant date, under FASB guidance, of February 9, 2010 and a legal grant date of June 1, 2010 and with a grant date fair value of $40.64 per share.  Compensation expense of $127,000 for the 2007 award and of $26,822 for the 2010 award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2010 in accordance with FASB guidance.  John Gabelli, the brother of our Chairman, earned $355,009 in Variable Compensation in 2010 plus customary benefits. He also received 2,000 restricted stock awards with an effective grant date, under FASB guidance, of December 20, 2007 and a legal grant date of December 7, 2007 and with a grant date fair value of $63.50 per share and an additional 500 restricted stock awards with an effective grant date, under FASB guidance, of February 9, 2010 and a legal grant date of June 1, 2010 and with a grant date fair value of $40.64 per share.  Compensation expense of $63,500 for the 2007 award and of $4,470 for the 2010 award was recognized by the Company for financial statement reporting purposes for fiscal year ended December 31, 2010 in accordance with FASB guidance.  Ms. Wilson, a director and the daughter of our Chairman, is also a professional staff member of the Company.  Ms. Wilson has been on extended unpaid leave from the Company since January 1, 2004 and therefore received no compensation during 2010 other than $90,000 in compensation she received as a director disclosed in the “Director Compensation Table for 2010” and her previously-discussed entitlement, as a member of M4E, to receive her pro-rata share of payments received by M4E under the lease on the Building.

The spouse of our Controller and Co-Principal Accounting Officer is employed as the Chief Financial Officer of LICT, the Chief Financial Officer and the Interim Chief Executive Officer of CIBL, and the Chief Financial Officer of Morgan Group Holding, Inc. (“Morgan”).  In addition to serving as the Chairman and Chief Executive Officer of LICT and as a Director of CIBL, our Chairman also serves as the Chairman and Chief Executive Officer of Morgan.

On May 31, 2006, we entered into an Exchange and Standstill Agreement (“Standstill Agreement”) with Frederick J. Mancheski, a significant shareholder, pursuant to which, among other things, he agreed to exchange his 2,071,635 shares of Class B Stock for an equal number of shares of Class A Stock.  The substance of the Standstill Agreement is disclosed in footnote 2 to the beneficial ownership table under the heading “Certain Ownership of Our Stock.”   Pursuant to a Registration Rights Agreement that we entered into with Mr. Mancheski, we filed a shelf registration statement that was declared effective by the SEC on September 1, 2006 for the sale by Mr. Mancheski and others, including certain of our officers and employees, of up to 2,486,763 shares of Class A Stock.

As required by our Code of Ethics, our staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of our staff members, including the executive officers or entities controlled by them, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates. From time to time, we, through our subsidiaries, in the ordinary course of business have also provided brokerage or investment advisory services to our directors, the substantial shareholders listed in the table under “Certain Ownership of Our Stock” or entities controlled by such persons for customary fees.

REPORT OF THE AUDIT COMMITTEE

Messrs. Avansino, Bready, McGrath and Prather, each of whom is an independent director, are the members of the Audit Committee.  In this report, the term “we” refers to the members of the Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter can be found on our web site at www.gabelli.com/corp_gov.html. Our job is one of oversight as set forth in our charter. The Company’s management is responsible for preparing its financial statements and for maintaining internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles.

We have reviewed and discussed the Company’s audited 2010 financial statements with management and with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm.

We have discussed with D&T the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

We have received from D&T the written statements required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

             AUDIT COMMITTEE

             Robert S. Prather, Jr. (Chairman)
             Raymond C. Avansino, Jr.
             Richard L. Bready
             Eugene R. McGrath

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Selection of Deloitte & Touche LLP

Our Audit Committee approved the engagement of Deloitte & Touche, LLP (“D&T”) as the Company’s independent registered public accounting firm for the year-ending December 31, 2011.  D&T has been the auditor of the Company since March 27, 2009.  In deciding to engage D&T, the Audit Committee reviewed auditor independence and existing commercial relationships with D&T and concluded that D&T has no commercial relationship with the Company that would impair its independence.  During the fiscal year ended December 31, 2010 and in the subsequent interim period through March 31, 2011, neither the Company nor anyone acting on its behalf has consulted with D&T on any of the matters or events set forth in Item 304(a)(2) of Regulation S−K.

 A representative of D&T will be present at the meeting. The representative will have the opportunity to make a statement and respond to appropriate questions from shareholders.

Deloitte & Touche LLP Fees For 2009 and 2010

Fees for professional services provided by our independent registered public accounting firm in 2009 and 2010, in each of the following categories are:

	2009	2010
Audit Fees	$1,480,000	$1,520,000
Audit-Related Fees	$4,500	$4,000
Tax Fees	$9,900	$600
All Other Fees	-0-	$2,362

Audit fees include fees relating to the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees for services related to Section 404 of the Sarbanes-Oxley Act which consist of the review of documentation and testing of our procedures and controls.  Audit-related fees consist of fees for services provided in connection with the Securities Investor Protection Corporation assessment for the Company's registered broker-dealer subsidiary.  Tax fees in 2009 were primarily for assistance with a state tax audit and state tax filings.  Tax fees in 2010 were for assistance with federal tax filings. All other fees in 2010 were for access to online technical research services.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2012 annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 6, 2011, in order to be considered for inclusion in next year’s proxy statement and proxy.  For any shareholder proposal submitted outside Rule 14a-8 of the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the Company must receive notice of such proposal by February 6, 2012.

OTHER MATTERS

We know of no other matters to be presented at the meeting other than the election of directors and the ratification of auditors. If other matters are properly presented at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the Company.

We will provide a free copy of our Annual Report on Form 10-K for the year ended December 31, 2010.  Requests should be in writing and addressed to our Secretary at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422.

EXHIBIT A

AMENDED ADVANCE NOTICE BY-LAW

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Article III

Section 6. Nomination of Directors. Only persons who are nominated in accordance with this Section 6 shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 6.

(a)
Delivery of Notice. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(b)	Form of Notice. To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(1) as to each person whom the shareholder proposes to nominate for election as a director:

(i)	the name, age, business address and residence address of such person,

(ii)	the principal occupation or employment of such person,

(iii)
(A) the class, series and number of all shares of stock of the Corporation which are owned by such person, (B) the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation; and

(iv)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute; and

(2) as to the shareholder giving the notice:

(i)	the name and record address of such shareholder;

A-1

(ii)
(A) the class, series and number of all shares of stock of the Corporation which are owned by such shareholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such shareholder and the number of shares held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such shareholder with respect to the stock of the Corporation;

(iii)
a description of all agreements, arrangements, or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and any material interest of such shareholder in such nomination, including any anticipated benefit to the shareholder therefrom;

(iv)	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

(v)
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any successor statute.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

* * *

A-2

EXHIBIT B

EMPLOYMENT AGREEMENT

AGREEMENT made this 6th day of February, 2008 (the “Effective Date”) by and between GAMCO Investors, Inc. (the “Company”), a New York corporation, and Mario J. Gabelli (the “Executive”).

WHEREAS, the Executive has served as an executive of the Company since the inception of the Company and its predecessors in 1976.

WHEREAS, the Executive’s skills, position, knowledge and expertise in the management of portfolios such as those managed by the Company are unique.

WHEREAS, the Company is dependent upon the efforts of the Executive, in the capacities described herein in which he serves, and as the primary portfolio manager for a significant majority of the Company’s assets under management.

WHEREAS, the loss of the Executive’s services would have a material adverse effect on the Company.

WHEREAS, since the inception of the Company and its predecessors in 1976, up until the Company’s initial public offering in February 1999 (“IPO”), the Executive received an incentive-based management fee of twenty percent (20%) of the pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its subsidiaries and consolidated affiliates for financial reporting purposes (together, “Subsidiaries”) from time to time, for each fiscal year of each of the operating divisions of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated February 9, 1999, in connection with the Company’s IPO, which Employment Agreement, among other things, reduced the Executive’s incentive-based management fee to ten percent (10%) of the Company’s pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, for each fiscal year of each of the operating divisions of the Company and its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive desire to amend and restate the Employment Agreement entered into in 1999 to eliminate outdated provisions, allow for services to be performed for former Subsidiaries that are spun off to shareholders or otherwise cease to be Subsidiaries in similar transactions, allow for the management fee to be paid to the Executive or an entity designated by him, and reflect the Company’s name change, among other things.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has reviewed and approved this amended and restated Employment Agreement and believes it to be in the best interests of the Company.

WHEREAS, the Company desires that the Executive or his designee continue to receive a management fee to provide an incentive for the achievement of the Company’s performance goals and the enhancement of shareholder value.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.           Employment.

The Company hires and employs the Executive, and the Executive agrees to work for the Company, under the terms and conditions set forth herein.

2.           Duties.

The Executive shall serve as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as an executive in various capacities for certain of the Company’s Subsidiaries as determined by the Executive, and as Portfolio Manager for certain investment companies and separate accounts managed by the Company and its Subsidiaries as determined by the Executive.  The Executive or the Company may at any time limit or terminate the Executive’s service in one or more of the capacities referred to above.

3.           Term.

The Term of this Agreement shall commence on the Effective Date and continue through the third anniversary of the Effective Date (the “Expiration Date”).  On each anniversary of the Effective Date commencing on the first anniversary (each, an “Anniversary Date”), this Agreement shall automatically be renewed and the Term extended for an additional one (1) year period, unless such renewal is objected to by either the Company or by the Executive on written notice delivered to the other not less than ninety (90) days prior to an Anniversary Date.  The last day of each such extension shall become the new Expiration Date.

4.           Fees from Revenue Generating Activities (Revenue Fees).

For managing or overseeing the management of investment companies or partnerships, attracting mutual fund accounts or partnership investments, attracting or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries, the Executive will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by the Executive and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.  The Executive shall be entitled to receive such payments within seventy-five (75) days of the date the Company actually receives the funds related to the business activities from which the Executive will receive payment.  Unless and until the Company receives such funds, the Executive shall not be entitled to receive payment.

5.           Incentive-Based Management Fee (The Management Fee).

The Executive or an entity designated by him will be entitled to receive an incentive-based management fee in the amount of ten percent (10%) of the aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually (the “Management Fee”) but in no event later than March 15 of the year following the year with respect to which the Management Fee is being paid.  A committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company will review at least annually all Management Fee payments for compliance with the terms hereof.  In the event that the Executive is no longer an executive of the Company or is no longer devoting the substantial majority of his working time to the business of the Company and its Subsidiaries, the Executive’s right to accrue any additional Management Fee payments will terminate.  The Management Fee is separate and distinct from the Executive’s revenue fees pursuant to Paragraph 4 above.

6.           Extent of Service-Restrictive Covenant.

During the term of this Agreement, the Executive shall not provide investment management services for compensation other than in his capacity as an officer or employee of the Company or its Subsidiaries, except to (a) the funds in existence on February 10, 1999 (the “IPO Date”) (which serve no investors other than those in the funds as of the IPO Date, their successors, heirs, donees or immediate family, or new investors pursuant to the next sentence) and accounts managed by the Executive outside the Company under performance fee arrangements as of the IPO Date or pursuant to the next sentence, and (b) successor funds and accounts (“New Outside Accounts”) which funds serve no investors other than those in the funds referred to in clause (a) or their successors, heirs, donees or immediate family and which accounts are for no investors other than those having an interest in the accounts referred to in clause (a) or their successors, heirs, donees or immediate family, which funds and accounts operate according to an investment style similar to such other funds or accounts, which style was not used at the Company as of the IPO Date, and which are subject to performance fee arrangements (collectively, “Permissible Accounts”).  The Permissible Accounts may include new investors if all of the performance fees, less expenses, earned on assets attributable to those investors are paid to the Company or its Subsidiaries.  If any Subsidiaries of the Company are spun off from the Company or otherwise cease to be Subsidiaries in similar transactions, the Executive may continue providing investment management services for compensation to such entities.  Prior to providing investment management services for compensation to any New Outside Accounts during the term hereof, the Executive agrees to have a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company review any proposed New Outside Accounts for compliance with the terms hereof and accept the determination of such committee or subcommittee as final.  The Company understands that the Executive intends to serve as a director, Chief Executive Officer and Chief Investment Officer of GGCP, Inc. and its affiliates and be compensated for such service, and the Company agrees that such service and compensation is permissible under this Agreement.

7.           Benefits.

The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its senior executives generally, provided that the Executive meets the qualifications therefor.

8.           Reimbursement of Expenses.

The Company shall reimburse the Executive for all reasonable and legitimate business expenses incurred after the date of employment by the Executive while conducting business, provided that the Executive submits vouchers for such expenses in a manner and form prescribed from time to time by the Company, except that up to $50,000 per year of such expenses may be non-accountable.

9.           Section 409A Compliance.

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, so as to avoid the imposition of any tax pursuant to Section 409A, and, in the case of any ambiguity, shall be interpreted accordingly.  In the event that the Company or the Executive subsequently determine that the provisions of this Agreement would subject the Executive to tax under Section 409A, Company and the Executive shall negotiate in good faith to revise the Agreement so as to prevent the imposition of such tax, if possible, while preserving the original intent of the Agreement.

10.           Assignability Clause.

This Agreement is binding upon the Company, the Executive and their respective successors and assigns.  The rights and obligations set forth under this Agreement may be assigned by the Company or by the Executive to a successor or to an assign, except the Executive acknowledges that the duties set forth in Paragraph 2 of this Agreement are personal to him.

11.           Governing Law.

This Agreement shall be governed by the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.  The Executive and the Company agree that any claim arising hereunder shall be brought before the state or federal courts sitting in New York, New York, and the Executive and the Company each consent to jurisdiction and venue in New York, New York, as being proper and appropriate for the resolution of any such claim.

12.           Entire Agreement; Modification.

This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement.  This Agreement may not be modified or amended except by a further written instrument duly executed by the Executive and the Company with the approval of a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

/s/ Mario J. Gabelli
Mario J. Gabelli

GAMCO INVESTORS, INC.

By: /s/ Douglas  R. Jamieson
President and Chief Operating Officer

EXHIBIT C

GUIDELINES FOR DIRECTOR INDEPENDENCE

For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with GAMCO Investors, Inc. (together with its consolidated subsidiaries, “GAMCO”) or its affiliates or any member of the senior management of GAMCO or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of GAMCO’s shareholders.  In making this determination, the Board shall apply the following standards:

•
A director who is an employee, or whose immediate family member is an executive officer, of GAMCO will not be deemed independent until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

•
A director who received, or whose immediate family member received in any twelve month period over the last three years more than $120,000 in direct compensation from GAMCO will not be deemed independent.  In calculating such compensation, the following will be excluded:

o	director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

o	compensation received by a director for former service as an interim Chairman or Chief Executive Officer;

o	compensation received by an immediate family member for service as a non-executive officer employee of GAMCO; and

o	dividend or interest income and bona fide and documented reimbursed business expenses.

•	A director will not be considered independent if:

o	the director is a current partner or employee of a firm that is GAMCO’s internal or external auditor;

o	the director has an immediate family member who is a current partner of GAMCO’s internal or external auditor;

o	the director has an immediate family member who is a current employee of GAMCO’s internal or external auditor and personally works on GAMCO’s audit; or

o	the director or an immediate family member was within in the last three years a partner or employee of GAMCO’s internal or external auditor and personally worked on GAMCO’s audit within that time.

•
A director who is, or whose immediate family member is, employed as an executive officer of another company where any of GAMCO’s current executive officers serve on that company’s compensation committee will not be deemed independent until three years after the end of such service or the employment relationship.

•
 A director who is, a general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, GAMCO for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, will not be deemed independent.

•
Further to the provision above that applies to goods and services generally, a director who is, or whose immediate family member is, an executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is a paid provider of professional services to GAMCO, any of its affiliates, any executive officer or any affiliate of an executive officer, if the payments for such services exceed $120,000 (but do not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues) within the preceding twelve-month period may not be deemed independent.

C-1

•
A director who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that receives significant contributions (i.e., more than 2% of the annual contributions received by the entity or more than $1 million in a single fiscal year, whichever amount is greater) from GAMCO, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved by the Board and disclosed in GAMCO’s proxy statement.

For purposes of these Guidelines, the terms:

•
“affiliate” means any consolidated subsidiary of GAMCO and any other company or entity that controls, is controlled by or is under common control with GAMCO, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

The Board shall undertake an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director shall be asked to provide the Board with full information regarding the director’s business and other relationships with GAMCO and its affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, GAMCO and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

C-2

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [ X ]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2, 3, 5 and recommends that shareholders vote 3 YEARS on Proposal 4.
The Board of Directors makes no recommendation on Proposal 6.

1. Election of Directors:	For Withhold		For Withhold		For Withhold

01 - Edwin L. Artzt	[ ] [ ]	02 - Raymond C. Avansino, Jr.	[ ] [ ]	03 - Richard L. Bready	[ ] [ ]

04 - Mario J. Gabelli	[ ] [ ]	05 - Eugene R. McGrath	[ ] [ ]	06 - Robert S. Prather, Jr.	[ ] [ ]

07 - Elisa M. Wilson	[ ] [ ]

For Against Abstain
2. The ratification of Deloitte & Touche LLP as the Company’s independent	[ ] [ ] [ ]	The proxies are authorized to vote in their discretion upon any
registered public accountants for the year ending December 31, 2011.		other matter that may properly come before the meeting or any adjournments or postponements thereof.
For Against Abstain
3. Advisory vote on the named executive officer compensation.	[ ] [ ] [ ]

1 Yr 2 Yrs 3 Yrs Abstain
4. Advisory vote on the frequency of shareholder votes on the named	[ ] [ ] [ ] [ ]
executive officer compensation.

For Against Abstain
5. To re-approve the amended and restated Employment Agreement with	[ ] [ ] [ ]
Mario J. Gabelli, the Company’s Chairman and Chief Executive Officer.

For Against Abstain
6. Whether our Board of Directors should consider the conversion and	[ ] [ ] [ ]
reclassification of our shares of Class B Common Stock into Class A Common
Stock at a ratio in the range between 1.10 to 1.20 shares of Class A Common Stock for each share of Class B Common Stock.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GAMCO Investors, Inc.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Shareholders, May 6, 2011
(See Proxy Statement for discussion of items)

The undersigned hereby appoints Mario J. Gabelli, Douglas R. Jamieson and Christopher J. Michailoff, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2011 Annual Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments or postponements thereof.

Please sign, date and return promptly in the accompanying envelope.

B Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance
Mark box to the right if	[ ]
you plan to attend the
Annual Meeting.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.    Signature 1 — Please keep signature within the box.    Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [ X ]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2, 3, 5 and recommends that shareholders vote 3 YEARS on Proposal 4.

1. Election of Directors:	For Withhold		For Withhold		For Withhold

01 - Edwin L. Artzt	[ ] [ ]	02 - Raymond C. Avansino, Jr.	[ ] [ ]	03 - Richard L. Bready	[ ] [ ]

04 - Mario J. Gabelli	[ ] [ ]	05 - Eugene R. McGrath	[ ] [ ]	06 - Robert S. Prather, Jr.	[ ] [ ]

07 - Elisa M. Wilson	[ ] [ ]

For Against Abstain
2. The ratification of Deloitte & Touche LLP as the Company’s independent	[ ] [ ] [ ]	The proxies are authorized to vote in their discretion upon any
registered public accountants for the year ending December 31, 2011.		other matter that may properly come before the meeting or any adjournments or postponements thereof.
For Against Abstain
3. Advisory vote on the named executive officer compensation.	[ ] [ ] [ ]

1 Yr 2 Yrs 3 Yrs Abstain
4. Advisory vote on the frequency of shareholder votes on the named	[ ] [ ] [ ] [ ]
executive officer compensation.

For Against Abstain
5. To re-approve the amended and restated Employment Agreement with	[ ] [ ] [ ]
Mario J. Gabelli, the Company’s Chairman and Chief Executive Officer.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — GAMCO Investors, Inc.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Shareholders, May 6, 2011
(See Proxy Statement for discussion of items)

The undersigned hereby appoints Mario J. Gabelli, Douglas R. Jamieson and Christopher J. Michailoff, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2011 Annual Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments or postponements thereof.

Please sign, date and return promptly in the accompanying envelope.

B Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance
Mark box to the right if	[ ]
you plan to attend the
Annual Meeting.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.    Signature 1 — Please keep signature within the box.    Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.